STERLING BANCORP & Subsidiaries

Consolidated financial statements as of December 31, 2021 and 2020 and for the years ended December 31, 2021, 2020 and 2019

c/o Webster Financial Corporation
200 Elm Street,
Stamford,	Connecticut
(Address of Principal Executive Office)

STERLING BANCORP

December 31, 2021

Independent Auditor’s Report

Board of Directors of Webster Financial Corporation
Waterbury, Connecticut
Opinion
We have audited the consolidated financial statements of Sterling Bancorp and Subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2021 and 2020, and the related consolidated statements of income, changes in stockholders’ equity, comprehensive income and cash flows for each of the three years in the period ended December 31, 2021, and the related notes to the financial statements.
In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Emphasis of Matter - Subsequent Event
As discussed in Note 25 to the financial statements, the Company was acquired by Webster Financial Corporation on January 31, 2022 and, on February 1, 2022, Sterling National Bank, a wholly owned subsidiary of the Company, merged with and into Webster Bank, National Association. Our opinion is not modified with respect to this matter.
Emphasis of Matter - Change in Accounting Principle
As discussed in Note 1 to the financial statements, the Company has changed its method of accounting for credit losses effective January 1, 2020 due to the adoption of Financial Accounting Standards Board (FASB) Accounting Standards Codification No. 326, Financial Instruments – Credit Losses (ASC 326). The Company adopted the new credit loss standard using the modified retrospective method such that prior period amounts are not adjusted and continue to be reported in accordance with previously applicable generally accepted accounting principles.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.
In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Crowe, LLP

New York, New York
March 3, 2022

STERLING BANCORP AND SUBSIDIARIES
Consolidated Balance Sheets
As of December 31, 2021 and 2020
(Dollars in thousands, except share and per share data)

	December 31,
	2021	2020
ASSETS:
Cash and due from banks	$308,013	$305,002
Securities:
Securities available for sale (“AFS”), at estimated fair value	2,795,718	2,298,618
Securities held to maturity (“HTM”), net of allowance for credit losses (“ACL”) of $350 at December 31, 2021 and $1,499 at December 31, 2020	1,638,886	1,740,838
Total securities	4,434,604	4,039,456
Loans held for sale	6,924	11,749
Portfolio loans	21,356,956	21,848,409
Allowance for credit losses (“ACL”) - loans	(278,232)	(326,100)
Portfolio loans, net	21,078,724	21,522,309
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) stock, at cost	175,008	166,190
Accrued interest receivable	95,152	97,505
Premises and equipment, net	197,216	202,555
Goodwill	1,683,482	1,683,482
Core deposit and other intangible assets	78,460	93,564
Bank owned life insurance (“BOLI”)	644,007	629,576
Other real estate owned (“OREO”)	197	5,347
Other assets	957,684	1,063,403
Total assets	$29,659,471	$29,820,138
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposits	$22,814,875	$23,119,522
FHLB borrowings	542,000	382,000
Federal Funds Purchased	150,000	277,000
Other borrowings (repurchase agreements)	28,008	27,101
Subordinated Notes - Bank	—	143,703
Subordinated Notes - Company	492,545	491,910
Mortgage escrow funds	58,438	59,686
Other liabilities	693,456	728,702
Total liabilities	24,779,322	25,229,624
Commitments and Contingent liabilities (See Notes 19 and 20.)
STOCKHOLDERS’ EQUITY:
Preferred stock (par value $0.01 per share; 10,000,000 shares authorized; 135,000 shares issued and outstanding at December 31, 2021 and December 31, 2020)	135,745	136,689
Common stock (par value $0.01 per share; 310,000,000 shares authorized at December 31, 2021 and December 31, 2020; 229,872,925 shares issued at December 31, 2021 and December 31, 2020; 192,435,253 and 192,923,371 shares outstanding at December 31, 2021 and December 31, 2020, respectively)	2,299	2,299
Additional paid-in capital	3,767,532	3,761,993
Treasury stock, at cost (37,437,672 shares at December 31, 2021 and 36,949,554 shares at December 31, 2020)	(704,452)	(686,911)
Retained earnings	1,638,011	1,291,628
Accumulated other comprehensive income, net of tax expense of $15,668 at December 31, 2021 and $32,399 at December 31, 2020	41,014	84,816
Total stockholders’ equity	4,880,149	4,590,514
Total liabilities and stockholders’ equity	$29,659,471	$29,820,138
See accompanying notes to consolidated financial statements.

STERLING BANCORP AND SUBSIDIARIES
Consolidated Income Statements
For the years ended December 31, 2021, 2020 and 2019
(Dollars in thousands, except share and per share data)

	December 31,
	2021	2020	2019
Interest and dividend income:
Loans, including fees	$805,160	$882,874	$1,029,369
Taxable securities	62,081	73,786	94,823
Non-taxable securities	46,598	49,924	55,802
Other earning assets	4,079	7,437	22,546
Total interest and dividend income	917,918	1,014,021	1,202,540
Interest expense:
Deposits	27,934	105,559	192,361
Borrowings	22,352	43,541	91,256
Total interest expense	50,286	149,100	283,617
Net interest income	867,632	864,921	918,923
Provision for credit losses - loans	(4,000)	251,683	45,985
Provision for credit losses - HTM securities	(1,149)	703	—
Net interest income after provision for credit losses	872,781	612,535	872,938
Non-interest income:
Deposit fees and service charges	29,419	23,903	26,398
Accounts receivable management / factoring commissions and other related fees	23,410	21,847	23,837
BOLI	19,978	20,292	20,670
Loan commissions and fees	37,141	32,917	24,129
Investment management fees	7,459	6,660	7,305
Net gain (loss) on sale of securities	2,361	9,428	(6,905)
Net gain on called securities	606	4,880	—
Net gain on termination of pension plan	—	—	11,817
Gain on sale of loans	—	6,620	8,313
Other	15,661	9,015	15,301
Total non-interest income	136,035	135,562	130,865
Non-interest expense:
Compensation and employee benefits	231,859	222,067	215,766
Stock-based compensation plans	28,907	23,010	19,473
Occupancy and office operations	56,337	59,358	64,363
Information technology	40,717	33,311	35,580
Professional fees	28,576	24,893	19,519
Amortization of intangible assets	15,104	16,800	19,181
Federal deposit insurance and regulatory assessments	10,997	13,041	12,660
OREO, net	(146)	1,719	622
Merger-related expense	14,750	—	—
Charge for asset write-downs, systems integration, severance and retention	—	—	8,477
Loss (gain) on extinguishment of borrowings	1,243	19,462	(46)
Impairment related to financial centers and real estate consolidation strategy	3,797	13,311	14,398
Other	63,710	65,457	53,844
Total non-interest expense	495,851	492,429	463,837
Income before income taxes	512,965	255,668	539,966
Income tax expense	108,228	29,899	112,925
Net income	404,737	225,769	427,041
Preferred stock dividends	7,830	7,883	7,933
Net income available to common stockholders	$396,907	$217,886	$419,108
Weighted average common shares:
Basic	191,591,952	194,084,358	205,679,874
Diluted	191,955,440	194,393,343	206,131,628
Earnings per share (“EPS”):
Basic	$2.07	$1.12	$2.04
Diluted	2.07	1.12	2.03
See accompanying notes to consolidated financial statements.

STERLING BANCORP AND SUBSIDIARIES
Consolidated Statements of Comprehensive Income
For the years ended December 31, 2021, 2020 and 2019
(Dollars in thousands)

	December 31,
	2021	2020	2019
Net income	$404,737	$225,769	$427,041
Other comprehensive (loss) income:
Change in unrealized holding gains (losses) on securities available for sale	(56,061)	72,358	161,255
Unrealized loss on transfer of securities held to maturity to available for sale	—	—	(11,813)
Change in net unrealized gain on securities transferred to held to maturity	178	396	2,775
Reclassification adjustment for net realized (gains) losses included in net income	(2,361)	(9,428)	6,905
Change in funded status of defined benefit plans and acceleration of future amortization of accumulated other comprehensive (loss) gain on defined benefit pension plan	(2,289)	(1,688)	(12,410)
Total other comprehensive (loss) gain income items	(60,533)	61,638	146,712
Related income tax benefit (expense)	16,731	(17,038)	(40,551)
Other comprehensive (loss) income	(43,802)	44,600	106,161
Total comprehensive income	$360,935	$270,369	$533,202
See accompanying notes to consolidated financial statements.

STERLING BANCORP AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders’ Equity
For the years ended December 31, 2021, 2020 and 2019
(Dollars in thousands, except share and per share data)

	Number of outstanding common shares	Preferred stock	Common stock	Additional paid-in capital	Treasury stock	Retained earnings	Accumulated other comprehensive (loss) income	Total stockholders’ equity
Balance at December 31, 2018	216,227,852	$138,423	$2,299	$3,776,461	$(213,935)	$791,550	$(65,945)	$4,428,853
Net income	—	—	—	—	—	427,041	—	427,041
Other comprehensive income	—	—	—	—	—	—	106,161	106,161
Stock option & other stock transactions, net	257,765	—	—	—	2,182	727	—	2,909
Common shares acquired from stock compensation plan activity	(261,612)	—	—	(29,754)	12,530	12,668	—	(4,556)
Stock-based compensation	1,544,013	—	—	20,009	(1,302)	766	—	19,473
Purchase of treasury stock	(19,312,694)	—	—	—	(382,883)	—	—	(382,883)
Cash dividends declared ($0.28 per common share)	—	—	—	—	—	(58,110)	—	(58,110)
Cash dividends paid ($65.00 per preferred share)	—	(842)	—	—	—	(7,933)	—	(8,775)
Balance at December 31, 2019	198,455,324	137,581	2,299	3,766,716	(583,408)	1,166,709	40,216	4,530,113
Cumulative effect of change in accounting principle (see Note 1. “Basis of Financial Statement Presentation and Summary of Significant Accounting Policies”)	—	—	—	—	—	(54,254)	—	(54,254)
Balance at January 1, 2020 (as adjusted for change in accounting principle)	198,455,324	137,581	2,299	3,766,716	(583,408)	1,112,455	40,216	4,475,859
Net income	—	—	—	—	—	225,769	—	225,769
Other comprehensive income	—	—	—	—	—	—	44,600	44,600
Stock option & other stock transactions, net	60,500	—	—	—	531	79	—	610
Common shares acquired from stock compensation plan activity	(419,170)	—	—	(30,857)	11,276	15,114	—	(4,467)
Stock-based compensation	1,652,070	—	—	26,134	(3,713)	589	—	23,010
Purchase of treasury stock	(6,825,353)	—	—	—	(111,597)	—	—	(111,597)
Cash dividends declared ($0.28 per common share)	—	—	—	—	—	(54,495)	—	(54,495)
Cash dividends paid ($65.00 per preferred share)	—	(892)	—	—	—	(7,883)	—	(8,775)
Balance at December 31, 2020	192,923,371	136,689	2,299	3,761,993	(686,911)	1,291,628	84,816	4,590,514
Net income	—	—	—	—	—	404,737	—	404,737
Other comprehensive (loss)	—	—	—	—	—	—	(43,802)	(43,802)
Stock option & other stock transactions, net	312,921	—	—	—	5,785	(2,355)	—	3,430
Common shares acquired from stock compensation plan activity	(811,858)	—	—	(25,279)	5,801	6,167	—	(13,311)
Stock-based compensation	1,246,191	—	—	30,818	(1,802)	(109)	—	28,907
Purchase of treasury stock	(1,235,372)	—	—	—	(27,325)	—	—	(27,325)
Cash dividends declared ($0.28 per common share)	—	—	—	—	—	(54,227)	—	(54,227)
Cash dividends declared ($65.00 per preferred share)	—	(944)	—	—	—	(7,830)	—	(8,774)
Balance at December 31, 2021	192,435,253	$135,745	$2,299	$3,767,532	$(704,452)	$1,638,011	$41,014	$4,880,149
See accompanying notes to consolidated financial statements.

STERLING BANCORP AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the years ended December 31, 2021, 2020 and 2019
(Dollars in thousands)

	December 31,
	2021	2020	2019
Cash flows from operating activities:
Net income	$404,737	$225,769	$427,041
Adjustments to reconcile net income to net cash provided by operating activities:
Provisions for credit losses - loans	(4,000)	251,683	45,985
Provision for credit losses - HTM securities	(1,149)	703	—
Charge of asset write-downs, systems integration, severance and retention	—	—	8,477
(Gain) from termination of defined benefit pension plan	—	—	(11,817)
Loss (gain) on extinguishment of debt	1,243	19,462	(46)
(Gain) loss on sale and write-downs on OREO	(219)	1,024	(593)
Depreciation and amortization of premises and equipment	17,980	19,490	19,926
(Gain) on sale of premises and equipment	(309)	—	—
Loss on sale and impairment on premises and equipment	2,708	10,550	10,751
Impairment from early termination of leases	127	2,761	3,647
Amortization of intangibles	15,104	16,800	19,181
Amortization of low income housing tax credits	46,850	34,295	16,718
Net (gains) on sale of loans	—	(6,620)	(8,313)
Net (gains) losses on sales of securities	(2,361)	(9,428)	6,905
(Gain) on security calls available for sale	(614)	(4,897)	—
Loss on security calls held to maturity	8	17	—
Net (accretion) on loans	(26,850)	(37,305)	(90,011)
Net amortization of premiums on securities	32,115	30,814	34,109
Amortization of premium on certificates of deposit	(851)	(1,998)	(3,819)
Net accretion of discount (amortization of premium), on borrowings	690	129	(1,540)
Restricted stock expense	28,907	23,010	19,473
Originations of loans held for sale	(16,936)	(47,930)	(8,000)
Proceeds from sales of loans held for sale	21,761	39,806	28,687
Increase in cash surrender value of BOLI	(19,978)	(20,292)	(20,670)
Deferred income tax expense (benefit)	16,963	(48,492)	81,176
Other adjustments (principally net changes in other assets and other liabilities)	114,931	(103,046)	(134,642)
Net cash provided by operating activities	630,857	396,305	442,625
Cash flows from investing activities:
Purchases of securities:
AFS	(1,222,665)	(373,958)	(226,689)
HTM	(2,202)	(9,741)	(22,700)
Proceeds from maturities, calls and other principal payments on securities:
AFS	450,221	605,694	464,261
HTM	68,778	125,170	106,098
Proceeds from sales of securities AFS	129,545	484,934	1,386,236
Proceeds from sales of securities HTM	—	93,036	—
Proceeds from calls of securities AFS	81,753	149,997	—
Proceeds from calls of securities HTM	13,001	5,645	—
Loan repayments (originations), net	195,488	(1,072,709)	(953,920)

STERLING BANCORP AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the years ended December 31, 2021, 2020 and 2019
(Dollars in thousands)

	December 31,
	2021	2020	2019
Portfolio loans purchased	(79,599)	—	—
Proceeds from sale of residential mortgage loans held for sale that were previously portfolio loans	—	—	1,409,334
Proceeds from sale of portfolio loans	358,547	608,545	125,555
Sale of PPP loans	—	—	—
Proceeds from sales of OREO	5,369	6,801	14,072
(Purchase) redemption of FHLB and FRB stock, net	(8,818)	85,615	117,885
Purchase of low income housing tax credit	(91,427)	(87,610)	(96,342)
Redemption of and benefits received on BOLI	5,547	4,564	64,317
Purchase of bank owned life insurance	—	—	—
Purchases of premises and equipment	(18,937)	(20,058)	(23,705)
Proceeds from the sale of premises and equipment	3,897	12,486	30,152
Cash paid for acquisitions	—	—	(1,361,804)
Net cash (used in) provided by investing activities	(111,502)	618,411	1,032,750
Cash flows from financing activities:
Net increase in transaction, savings and money market deposits	461,945	2,152,085	233,390
Net (decrease) increase in time deposits	(765,741)	(1,449,223)	974,939
Net increase (decrease) in short-term FHLB borrowings	160,000	187,000	(792,000)
Advances of term FHLB borrowings	—	447,000	2,350,000
Repayments of term FHLB borrowings	—	(2,497,000)	(4,150,000)
Advances under the Paycheck Protection Program (“PPP”) Liquidity Facility	—	568,350	—
Repayment of PPP Liquidity Facility	—	(568,350)	—
Net (decrease) increase in other borrowings	(126,093)	281,423	1,340
Repayment of 3.50% Senior Notes	—	(173,373)	(6,954)
Repayment of Subordinated Notes - 2029	—	(1,000)	—
Repayment of Subordinated Notes - Bank	(145,000)	(30,000)	—
Issuance of Subordinated Notes - 2030 and 2029, respectively	—	221,577	270,941
Net (decrease) increase in mortgage escrow funds	(1,248)	1,370	(14,575)
Proceeds from stock option exercises	3,430	610	2,909
Common shares acquired related to stock compensation plan activity	(13,311)	(4,467)	(4,556)
Treasury shares purchased	(27,325)	(111,597)	(382,883)
Cash dividends paid - common stock	(54,227)	(54,495)	(58,110)
Cash dividends paid - preferred stock	(8,774)	(8,775)	(8,775)
Net cash (used in) provided by financing activities	(516,344)	(1,038,865)	(1,584,334)
Net increase (decrease) in cash and cash equivalents	3,011	(24,149)	(108,959)
Cash and cash equivalents at beginning of period	305,002	329,151	438,110
Cash and cash equivalents at end of period	$308,013	$305,002	$329,151
Supplemental cash flow information:
Interest payments	$52,763	$158,663	$284,575
Income tax payments	66,714	17,359	62,368
Real estate acquired in settlement of loans	—	983	6,291
Loans transferred from held for investment to held for sale	352,333	716,304	125,555
Securities held to maturity transferred to available for sale	—	—	708,627

STERLING BANCORP AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the years ended December 31, 2021, 2020 and 2019
(Dollars in thousands)

	December 31,
	2021	2020	2019
Residential loans transferred from held for sale to portfolio	—	4,500	127,833
Operating cash flows from operating leases	14,361	16,106	—
Right-of-use assets obtained in exchange for lease liabilities	—	11,908	112,226
Acquisitions:
Non-cash assets acquired:
Total loans, net	$—	$—	$1,217,188
Accrued interest receivable	—	—	2,854
Goodwill	—	—	70,449
Other assets	—	—	75,379
Total non-cash assets acquired	—	—	1,365,870
Liabilities assumed:
Other liabilities	—	—	4,066
Total consideration paid	$—	$—	$1,361,804

See accompanying notes to consolidated financial statements.

In the year ended December 31, 2019, the Company completed: (1) the acquisition of an equipment finance loan and lease portfolio consisting of equipment finance loans, sales-type leases and operating leases from Santander Bank (“Santander”) on November 29, 2019 (the “Santander Portfolio Acquisition”) and (2) the commercial loan portfolio consisting of equipment finance loans and leases and asset-based lending loans from Woodforest National Bank.

STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
(1) Basis of Financial Statement Presentation and Summary of Significant Accounting Policies

Nature of Business
Sterling Bancorp, (“Sterling” or the “Company”) is a bank holding company and financial holding company as defined under the Bank Holding Company Act of 1956, as amended and a Delaware corporation. It owns all of the outstanding shares of Sterling National Bank, (the “Bank”) and is listed on the New York Stock Exchange under the symbol STL.

On April 19, 2021, Webster Financial Corporation (NYSE: WBS) (“Webster”), the parent company of Webster Bank, National Association, and Sterling, jointly announced that, on April 18, 2021, they entered into a definitive agreement (the “Merger Agreement”) under which the companies would combine in an all stock merger of equals with Webster as the surviving corporation and the accounting acquirer.

The merger closed on January 31, 2022. See Note 25. “Subsequent Events” for additional information regarding the merger with Webster.

The Bank, our principal subsidiary, accounted for substantially all of Sterling’s consolidated assets and results of operations. An independent, full-service national bank founded in 1888, Sterling National Bank was headquartered in Pearl River, New York operated through commercial banking teams and financial centers which served the Greater New York metropolitan region and targeted the following geographic markets: (i) the New York Metro Market, which includes Manhattan, the boroughs and Long Island; and (ii) the New York Suburban Market, which consists of Rockland, Orange, Sullivan, Ulster and Westchester counties in New York and Bergen County in New Jersey. The Bank also operated its commercial finance businesses, which targeted markets across the U.S. and including ABL, payroll financing, factoring, warehouse lending, equipment financing, and public sector financing, which targeted markets across the U.S.

The Bank’s principal business was accepting deposits and investing those deposits, together with funds generated from operations and borrowings, investing in various types of loans and securities. The Bank’s deposits were insured up to applicable limits by the deposit insurance fund of the Federal Deposit Insurance Corporation. The Office of the Comptroller of the Currency and the Federal Reserve Bank of New York (“FRBNY”) were the primary regulators for the Bank and the Company, respectively.

Nature of Operations and Principles of Consolidation
The consolidated financial statements include the accounts of Sterling, the Bank and the Bank’s wholly-owned subsidiaries. The Bank’s subsidiaries included at December 31, 2021: (i) Sterling National Funding Corp, a company that originates loans to municipalities and governmental entities and acquires securities issued by state and local governments; (ii) Sterling REIT, Inc., a real estate investment trust that holds a portion of our real estate mortgage loans; (iii) Provest Services Corp. II, which has engaged a third-party provider to sell mutual funds and annuities to the Bank’s customers; (iv) AF Agency, Inc., which provides various annuity and wealth management products through contractual agreements with various third parties, and makes insurance products available, primarily to customers of the Bank; (v) several limited liability companies which hold OREO; and (vi) several other companies that have no significant operations or assets. Intercompany transactions and balances are eliminated in consolidation.

Subsequent Events
The Company has evaluated subsequent events for recognition and disclosure through March 3, 2022, which is the date the financial statements were available to be issued.

Risks and Uncertainties - COVID-19
The COVID-19 pandemic and the resultant slow down in global economic activity, has continued to impact our business and our clients. In line with the continuing recovery in the broader economy and in the New York metropolitan region, we saw further improvement in our operating results in 2021 when compared to 2020. There continues to be some uncertainty around the Delta variant of the COVID-19 virus as well as the pace and sustainability of the economic recovery, which in combination with accommodative monetary policy, has continued to create downward pressure on yields and considerable competition for earning assets. The New York metropolitan region was disproportionately impacted by the broader deterioration in macro-economic conditions and, while we have seen an uptick in economic activity in the region, it remains below pre-pandemic levels and has continued to dampen demand for our products.

We expect to see continued volatility in the broader economy and in the interest rate environment. Further, the ongoing effects of the pandemic continue to cause severe supply chain disruptions and labor shortages which could negatively impact the pace of the economic recovery. A downturn in economic activity at the national or regional level, especially if prolonged, could negatively impact the stability of our deposit base, impair the ability of borrowers to repay outstanding loans, cause an increase in the number of non-performing loans,

STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
impair the value of collateral securing loans, and cause significant property damage, all of which could negatively impact our operating results and financial condition.

The extent to which the ongoing pandemic could materially adversely affect the longer term business climate and therefore our business and results of operations will depend on a number of evolving factors and future developments that are difficult to predict. To the extent that the pandemic adversely affects our business, financial position, results of operations and/or cash flows, it may also have the effect of heightening many of the other risks we face, including the other risks described in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Reports on Form 10-Q for quarters ended March 31, 2021 June 30, 2021, and September 30, 2021.

Use of Estimates
To prepare financial statements in conformity with U.S. generally accepted accounting principles management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided and actual results could differ. An estimate that is particularly susceptible to significant near-term change is the ACL - loans, which is discussed further below.

Reclassifications
Certain amounts from prior periods have been reclassified to conform to the current period presentation. Reclassifications had no effect on prior period net income or total stockholders’ equity.

Cash Flows
For purposes of reporting cash flows, cash equivalents include cash and deposits with other financial institutions with an original maturity of 90 days or less. Net cash flows are reported for customer loan and deposit transactions, interest bearing deposits in other financial institutions, short-term FHLB borrowings, mortgage escrow funds and other borrowings.

Securities
Securities include U.S. government agency and government sponsored agencies securities, state and municipal and corporate bonds, and mortgage-backed securities (“MBS”). We classify our securities as either HTM or AFS and determine the appropriate classification at the time of purchase. HTM securities are limited to debt securities for which there is the intent and the ability to hold to maturity. These securities are reported at amortized cost. All other debt and marketable equity securities are classified as AFS. We do not engage in trading activities.

AFS securities are reported at fair value, with unrealized gains and losses (net of the related deferred income tax effect) excluded from earnings and reported in accumulated other comprehensive income or loss, a separate component of stockholders’ equity. AFS securities include securities that we intend to hold for an indefinite period of time, such as securities to be used as part of our asset/liability management strategy or securities that may be sold to fund loan growth, in response to changes in interest rates and prepayment risks, the need to increase capital, or similar factors.

Premiums on debt securities are generally amortized to interest income on a level yield basis over the period ending on the earlier of the call date or maturity. Discounts on debt securities are accreted to interest income on a level yield basis over the period to maturity. Amortization of premiums and accretion of discounts on MBS are based on the estimated cash flows of the MBS, periodically adjusted for changes in estimated lives, on a level yield basis. Gains and losses on sales of securities are recorded on the trade date and determined using the specific identification method.

Prior to our adoption of the current expected credit losses accounting standards securities are evaluated for other than temporary impairment (“OTTI”) at least quarterly, and more frequently when economic and market conditions warrant such an evaluation. For securities in an unrealized loss position, we consider the extent and duration of the unrealized loss, and the financial condition of the issuer. We also assess whether we intend to sell, or it is more likely than not that we will be required to sell a security that is in an unrealized loss position before the anticipated recovery in value. If it is determined that we intend to sell or it is more likely than not that we will be required to sell, the entire difference between amortized cost and fair value is recognized through earnings. If (i) we do not expect to recover the entire amortized cost basis of the security; (ii) we do not intend to sell the security; and (iii) it is not more likely than not that we will be required to sell the security before recovery of its amortized cost basis, the OTTI is separated into (a) the amount representing the impairment that is related to credit factors and (b) the amount related to all other factors. The amount of OTTI related to credit factors is recognized in earnings while the amount related to other factors is recognized in other comprehensive income, net of applicable taxes. When declines in fair value as compared to amortized cost are considered to be other than temporary, the cost basis of individual equity securities is written down to estimated fair value through a charge to earnings. As of December 31, 2021, we did not

STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
intend to sell, nor is it more likely than not that we would be required to sell, any of our debt securities with unrealized losses prior to recovery of the amortized cost basis less any current period credit loss. (See Note 3. “Securities”.)

Loans Held For Sale
Commercial loans originated and intended for sale generally represent loan syndications and are carried at amortized cost, which approximates fair value, as these loans are variable-rate loans that reprice frequently and present no significant change in credit risk since origination. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings.

Portfolio Loans
Loans where we have the intent and ability to hold for the foreseeable future or until maturity or payoff (other than loans held for sale) are reported at the principal balance outstanding, net of acquisition related purchase accounting adjustments, deferred loan fees and origination costs and net of the ACL - loans. Interest income on loans is accrued on the unpaid principal balance. We defer nonrefundable loan origination and commitment fees, and certain direct loan origination costs, and amortize the net amount as an adjustment of the yield over the estimated life of the loan using the level-yield method without anticipating prepayments. If a loan is prepaid or sold, the net deferred amount is recognized in the income statement at that time. Interest and fees on loans include prepayment fees and late charges collected.

A loan is placed on non-accrual status upon the earlier of: (i) when we determine that the borrower will be unable to meet contractual principal or interest obligations; or (ii) when payments are 90 days or more past due based on the contractual terms of the loan, unless the loan is well secured and in the process of collection. In general, uncollected past due interest is reversed and reduces current interest income. Interest payments received on non-accrual loans, including impaired loans, are generally applied to reduce the principal balance outstanding and not recognized as income. (See Note 4. “Portfolio Loans”).

Acquired Loans, Including Purchased Credit Impaired (“PCI”) Loans
Prior to the adoption of the current expected credit losses accounting standard, loans acquired in acquisitions were initially recorded at fair value with no carryover of the related ACL - loans. Determining the fair value of the loans involved estimating the amount and timing of principal and interest cash flows expected to be collected on the loans and discounting those cash flows at an appropriate market rate of interest. Acquired loans were recorded as part of portfolio loans in the consolidated balance sheets and are presented separately in Note 4. “Portfolio Loans”.

PCI loans are loans acquired at a discount, which is due, in part, to credit quality. Our PCI loans consists of loans acquired in business combinations in 2015 and later. PCI loans were aggregated and accounted for as a pool of loans if the loans being aggregated had common risk characteristics. The difference between the undiscounted cash flows expected at acquisition and the investment in the loans, or the accretable yield, is recognized as interest income using the level yield method over the life of each loan pool. Contractually required payments for interest and principal that exceed the undiscounted cash flows expected at acquisition, or the non-accretable difference, are not recognized as a yield adjustment, a loss accrual, or as an allowance for loan losses. Increases in expected cash flows subsequent to the acquisition were recognized through adjustment of the yield on the pool over its remaining life, while decreases in expected cash flows were recognized as impairment through provision for loan loss and an increase in the allowance for loan losses.

On a quarterly basis, we continue to evaluate whether the timing and the amount of cash to be collected are reasonably expected. Subsequent significant increases in cash flows we expect to collect will first reduce any previously recognized valuation allowance and then be reflected prospectively as an increase to the level yield. Subsequent decreases in expected cash flows may result in the loan being considered impaired. Interest income is not recognized to the extent that the net investment in the loan would increase to an amount greater than the estimated payoff amount.

For loans for which, at acquisition there was no clear evidence of deterioration of credit quality since origination nor evidence that all contractually required payments would not be collected, we accrete interest income based on the contractually required cash flows.

Allowance for Credit Losses - Effective January 1, 2020, we adopted Accounting Standards Update (“ASU”) 2016-13 “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, which replaced the prior incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL Standard”). The measurement of expected credit losses under the CECL Standard is applicable to financial assets measured at amortized cost, including portfolio loans and investment securities classified as HTM. It also applies to off-balance sheet credit exposures, including loan commitments, standby letters of credit, financial guarantees and other similar instruments. In addition, the CECL Standard changes the accounting for investment securities classified as AFS, including a requirement that estimated credit losses on AFS securities be presented as an allowance rather than as a direct write-down of the carrying balance of securities which we do not intend to sell, or believe that it is more likely than not, that we will be required to sell.

STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)

We adopted the CECL Standard using the modified retrospective method for all financial assets measured at amortized cost and off-balance sheet credit exposures. As discussed further below, purchase credit deteriorated (“PCD”) assets were measured on a prospective basis in accordance with the CECL Standard and all purchase credit impaired (“PCI”) loans were considered PCD loans upon adoption. Results for reporting periods beginning after January 1, 2020 are presented under the CECL Standard while prior period amounts continue to be reported in accordance with previously applicable accounting guidance. The adoption of the CECL Standard resulted in the following adjustments to our consolidated financial statements:

	Change in consolidated balance sheet	Tax effect	Change to retained earnings from adoption of new accounting principle
ACL - loans	$68,088	$18,820	$49,268
ACL - loans - (adjustment related to PCI loan mark)[1]	22,496	—	—
Total ACL - loans	90,584	18,820	49,268
ACL - HTM securities	796	220	576
ACL - off balance sheet credit exposure (recorded in other liabilities)	6,095	1,685	4,410
Total impact of CECL adoption	$97,475	$20,725	$54,254
1 This amount represents gross-up of the balance of the amortized cost of PCI loans that were considered PCD loans on adoption of the CECL Standard.

The table below presents additional details on the impact of the adoption of the CECL Standard on HTM securities, portfolio loans and off-balance sheet credit exposures as of January 1, 2020:

	As reported under CECL	Prior to CECL Standard adoption	Impact of CECL adoption
Assets:
ACL - HTM securities:
Corporate and other	$108	$—	$108
State and municipal	688	—	688
Total ACL - HTM securities	796	—	796

ACL - loans	$196,822	$106,238	$90,584

Liabilities:
ACL - off-balance sheet credit exposures (recorded in other liabilities)	$6,749	$654	$6,095

Under prior GAAP, our allowance for loan and lease losses (“ ALLL”) was determined under the incurred loss model, using an average of actual losses incurred over the most recent three-year period and the application of qualitative factors to arrive at an allowance that represented our best estimate of probable credit losses inherent in our loan portfolio. Under the CECL Standard, our ACL is based on an estimate of all amounts that are not expected to be collected over the contractual life of the portfolio loans, which is comprised of quantitative and qualitative factors.

As of December 31, 2019, a significant portion of our loans were acquired in business combination transactions that were subject to purchase accounting adjustments, which incorporated life of loan losses estimates at the date of acquisition into the estimate of the fair value of the loan. To the extent the loan continued to perform as expected since the date of acquisition, we generally did not apply amounts from our allowance for loan losses methodology to such loans. At December 31, 2019, our allowance for loan losses of $106.2 million was recorded as a valuation account against $15.4 billion of our portfolio loans. Acquired loans of $6.0 billion did not have an allowance for loan loss allocation as those loans had remaining purchase accounting adjustments. The composition of our portfolio loans at December 31, 2019 was the following:

STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)

	At December 31, 2019			December 31, 2019
	Originated	Acquired	Total	ALLL
C&I	$6,982,226	$1,250,493	$8,232,719	$52,548
Commercial mortgage(1)	7,788,749	2,974,100	10,762,849	44,137
Residential mortgage	541,681	1,668,431	2,210,112	7,598
Consumer	121,310	113,222	234,532	1,955
Total	$15,433,966	$6,006,246	$21,440,212	$106,238

(1) Commercial mortgage includes CRE, multi-family and ADC loans.

The increase in the ACL - loans from the adoption of the CECL Standard included the following adjustments:

	ALLL as of December 31, 2019	Adjustments recorded as of January 1, 2020		ACL as of January 1, 2020
		CECL Day 1	PCD gross-up
C&I	$52,548	$44,675	$6,624	$103,847
Commercial mortgage	44,137	21,384	1,440	66,961
Residential mortgage	7,598	942	13,162	21,702
Consumer	1,955	1,087	1,270	4,312
Total	$106,238	$68,088	$22,496	$196,822

Loans designated as PCI loans and accounted for under ASC 310-30 were designated as PCD loans. In accordance with the CECL Standard, we did not reassess whether PCI loans met the criteria of PCD loans as of the date of adoption, and determined all PCI loans were PCD loans. On January 1, 2020, the amortized cost basis of PCD loans totaled $116.3 million. We recorded an increase to the balance of PCD loans and an increase to the ACL - loans of $22.5 million, which represented the expected credit losses for PCD loans. The remaining non-credit discount (based on the adjusted amortized cost basis) will be accreted into interest income at the effective interest rate as of January 1, 2020 over the remaining estimated life of the loans. Also, in accordance with the CECL Standard, we did not reassess whether modifications to individual acquired financial assets were TDRs as of the date of adoption.

Investment Securities: Investment securities are classified as HTM and carried at amortized cost when management has the intent and ability to hold them to maturity. Investment securities not classified as HTM or trading are classified as AFS. Securities AFS are carried at fair value, with unrealized holding gains and losses reported in comprehensive income, net of tax.

Interest income includes amortization of purchase premiums or discounts. Premiums and discounts on securities are generally amortized using the level-yield method without estimating prepayments, except for MBS, where prepayment rates are estimated. Premiums on callable investment securities are amortized to their earliest call date. Gains and losses on sales of securities are recorded on the trade date and determined using the specific identification method.

An investment security is placed on non-accrual status when management concludes it will not receive all principal and interest in a timely fashion in accordance with the terms of the security. Interest accrued but not received for a security placed on non-accrual is reversed against interest income. At December 31, 2021 and December 31, 2020, there were no securities placed on non-accrual.

ACL - HTM securities: HTM securities include residential MBS issued by government agencies, federal agency securities, corporate securities, state and municipal securities and other securities. We estimate expected credit losses on HTM securities individually using a discounted cash flow methodology. Our expected loss model estimates the probability of default and loss given default based on the security rating, historical loss rates by security ratings, whether the issuer continues to make timely principal and interest payments in accordance with the contractual terms of the security, and reasonable and supportable forecasts. For unrated state and municipal securities, we perform an internal credit evaluation and assign a rating to the security for ACL - HTM securities modeling purposes. The loss given default is estimated by security, and the aggregate amount results in the estimated ACL - HTM securities balance. Included in

STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
state and municipal securities at December 31, 2021 were non-rated securities of $52.0 million, which consisted mainly of short-term general obligation securities and bond anticipation notes and tax anticipation notes issued by jurisdictions in New York state.

At December 31, 2021 and December 31, 2020, all of our residential MBS and federal agency securities were issued by U.S. government entities or agencies. These securities are either explicitly or implicitly guaranteed by the U.S. government, are highly rated by a nationally recognized statistical rating organization and have had no historical credit defaults. We expect these securities are fully collectible, as these securities are backed by the full faith and credit of, or directly guaranteed by, the U.S. Government. Accordingly, we established no ACL for such securities.

Accrued interest receivable on HTM investment securities totaled $15.1 million and $15.6 million at December 31, 2021 and December 31, 2020, respectively, and is excluded from the estimate of ACL. Accrued interest receivable on HTM investment securities is included in accrued interest receivable on the consolidated balance sheets.

ACL - AFS securities: For AFS securities which are in an unrealized loss position, we first assess whether we intend to sell, or it is more likely than not that we will be required to sell, the security before recovery of the amortized cost basis. If either of the criteria is met, the amortized cost basis of the security is written down to fair value through income. For AFS securities that do not meet the aforementioned criteria, we evaluate whether the decline in fair value has resulted from an actual or estimated credit loss event or other factors. In making this assessment, we consider the extent to which fair value is less than amortized cost, changes to the rating of the security, and adverse conditions specifically related to the security, among other factors. If this assessment indicates that a credit loss is likely, the present value of cash flows expected to be collected from the security are compared to the amortized cost basis of the security. If the present value of the cash flows expected to be collected is less than the amortized cost basis, an ACL is recorded for the estimated credit loss, limited by the amount that the fair value is less than the amortized cost basis. Any impairment that has not been recorded through an ACL is recognized in other comprehensive income.

Changes in the ACL are recorded as provision for (or reversal of) credit loss expense. Losses are charged against the allowance when we confirm an AFS security is uncollectible or if either of the criteria regarding intent or requirement to sell is met.

Accrued interest receivable on AFS securities totaled $13.0 million and $10.9 million at December 31, 2021 and December 31, 2020, respectively, and is excluded from the estimate of credit losses. Accrued interest receivable on AFS securities is included in accrued interest receivable on the consolidated balance sheets.

Portfolio loans: Portfolio loans are loans we have the intent and ability to hold for the foreseeable future, or until maturity or payoff, and are reported at amortized cost. The amortized cost is the principal balance outstanding, net of purchase premiums and discounts, including purchase accounting adjustments from prior merger transactions, deferred loan fees and costs. Accrued interest receivable on portfolio loans totaled $67.0 million at December 31, 2021 and $71.0 million at December 31, 2020, and was reported in accrued interest receivable on the consolidated balance sheets. Interest income is accrued on the unpaid principal balance. For portfolio loans with a term of one year or more, loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

Generally, interest income is discontinued on portfolio loans and loans are placed on non-accrual status at the earlier of: (i) when we determine the borrower may likely be unable to meet contractual principal or interest obligations; or (ii) when the loan is 90 days delinquent unless the loan is well secured and in process of collection. Consumer loans are generally charged-off no later than 120 days past due unless the loan is in the process of collection. For other portfolio loans, when we conclude the collateral and/or debt service capacity of the borrower are insufficient to repay the loan, we charge-off the amount that is deemed uncollectible. Past due status is based on the contractual terms of the loan.

All interest accrued but not received on loans placed on non-accrual is reversed against interest income. Interest received on such loans is generally accounted for under the cost-recovery method, until the loan qualifies to be returned to accrual status. Under the cost-recovery method, interest income is not recognized until the loan balance is reduced to zero. We may elect to account for interest receipts on non-accrual loans on a cash-basis when we have determined we are in a well-secured position. Under the cash basis method, interest income is recorded when cash payments are received. Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured.

PCD Loans: We have acquired loans through direct purchase and, more often, in merger transactions, some of which have experienced more than an insignificant credit deterioration since origination. Criteria we consider to determine whether a loan should be designated PCD includes, but is not limited to, the following: (i) loans delinquent over 60 days as of the date of acquisition; (ii) loans downgraded

STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
and rated special mention or worse as of the date of acquisition; (iii) loans on non-accrual; and (iv) loans deemed collateral dependent as of the date of acquisition. PCD loans are recorded at the purchase price paid. An ACL is determined using the same methodology as for other portfolio loans and the sum of the purchase price and ACL represents the initial amortized cost basis of the loan. The difference between the initial amortized cost basis and the par value of the loan represents either a non-credit discount or premium, which is amortized into interest income over the life of the loan. Subsequent changes to the ACL are recorded through provision for credit loss expense. The only loans classified as PCD as of December 31, 2021 are loans that were formerly classified as PCI loans under the incurred loss model at adoption of the CECL Standard.

ACL - Loans: The ACL - loans is a valuation account that is deducted from the amortized cost basis of portfolio loans to present the net amount expected to be collected on portfolio loans over their contractual life. Loans are charged-off against the allowance when we believe the uncollectability of a loan balance has been confirmed, and the expected recoveries do not exceed the aggregate of amounts previously charged-off or expected to be charged-off.

We estimate the balance of the ACL - loans using relevant available information from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. The methodologies for estimating the ACL - loans apply historical loss information, adjusted for current loan-specific risk characteristics such as differences in underwriting standards, portfolio composition, delinquency levels, loan terms, changes in environmental conditions such as changes in GDP, unemployment rates, credit spreads, property values, and other relevant factors, that are reasonable and supportable, to the identified financial assets for which the historical loss experience was observed. Our methodologies revert back to historical loss information at the individual macro variable level, which begins in two to three years and converges to its long-run equilibrium, when we can no longer develop reasonable and supportable forecasts.

The ACL - loans is measured on a collective (pool) basis when similar risk characteristics exist. We measure our warehouse lending portfolio and certain consumer loans at the loan level. Generally, for all other loan types, the estimated expected credit loss is also calculated at the loan level and pool assignments are only utilized for aggregating the allowance estimates of similar loan types for financial statement disclosure purposes. We have identified the following portfolio segments and estimate our ACL - loans using the following methods:

Portfolio segment	ACL Methodology	Risk characteristics	Portfolio composition
Traditional C&I	Loss rate	Actual cash flow varies from amounts estimated, changes in collateral value, business not successful	Various types of secured and unsecured traditional C&I loans to small and medium-sized businesses in our market area, including loans collateralized by assets, such as accounts receivable, inventory, marketable securities, other liquid collateral, equipment and other business assets.
ABL	Loss rate	Actual cash flow varies from amounts estimated, borrower unable to collect accounts receivable or convert inventory, uncertain value of collateral	Loans to mid-size businesses on a national basis. ABL loans are secured with a blanket lien on all business assets and will include direct control and supervision of accounts receivable, inventory, machinery and equipment and real estate collateral.
Payroll finance	Loss rate	Inability to collect on accounts receivable, delays in accounts receivable turnover	Financing and business process outsourcing, including full back-office, technology and tax accounting services, to independently-owned temporary staffing companies nationwide. Loans typically are structured as an advance used by our clients to fund their employee payroll and are outstanding on average for 40 to 45 days.
Warehouse lending	No historical losses, qualitative overlay	Inability to sell underlying mortgage loan collateral into the secondary market	Residential mortgage warehouse funding facilities to non-bank mortgage companies. These loans consist of a line of credit used as temporary financing during the period between the closing of a mortgage loan until its sale into the secondary market, which on average occurs 20 days of the original loan closing.
Factored receivables	Loss rate	Inability to collect on accounts receivable, delays in accounts receivable turnover	The purchase of a client’s accounts receivable is traditionally known as “factoring” and results in payment by the client of a factoring fee, which is generally a percentage of the factored receivables or sales volume, which is designed to compensate the Bank for the bookkeeping and collection services provided and, if applicable, its credit review of the client’s customer and assumption of customer credit risk.

STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)

Equipment finance	Loss rate	Actual cash flow varies from amounts estimated, changes in collateral value	Equipment financing loans are offered through direct lending programs, third-party sources and vendor programs nationally. Our equipment finance lending mainly includes full payout term loans and secured loans for various types of business equipment.
Public sector finance	Discounted Cash Flow	Municipal tax / revenue receipts insufficient to service debt; loss of access to capital markets	Loans to state, municipal and local government entities nationally. Loans are either secured by equipment, or are obligations that are backed by the ability to levy taxes, either generally or associated with a specific project.
CRE/ multi-family	PD/LGD for non-owner occupied and loss rate for owner occupied	Actual cash flow varies from amounts estimated, changes in collateral value	CRE loans secured mainly by first liens on properties, including retail properties, office buildings, nursing homes, hotels, motels or restaurants, warehouses, schools and industrial complexes. To a lesser extent, we originate CRE loans for recreation, medical use, land, gas stations, not for profit and other categories. These loans are generally secured by properties located in our primary market area.
ADC	PD/LGD	Construction costs are greater than anticipated, changes in estimated collateral value, project completion	Construction loans are made in accordance with a schedule reflecting the cost of construction. Repayment of construction loans on residential subdivisions is normally expected from the sale of units to individual purchasers, except in cases of owner occupied construction loans. In the case of income-producing property, repayment is usually expected from permanent financing upon completion of construction. We provide permanent mortgage financing on most of our construction loans on income-producing property.
Residential mortgage and home equity lines of credit	PD/LGD	Product type, conforming vs. non-conforming, interest only, converted interest only, amortizing, FICO (1) score, loan to value	Residential mortgage conforming and non-conforming, fixed-rate and adjustable rate mortgage (“ARM”) loans with maturities up to 30 years. Also includes home equity lines of credit.
Other consumer loans	8 quarter historical loss	FICO (1) score, loan to value, product type	Other consumer loans consist of loans for personal use.
(1) FICO refers to Fair Issac Corporation, the Company that developed FICO credit scoring models that we use to help predict a consumer’s ability to repay their debt.

Under the loss rate method, expected credit losses are estimated using a loss rate that is multiplied by the amortized cost of the asset at the balance sheet date. For each loan segment identified above, we apply an expected historical loss trend based on third-party loss estimates, correlate them to observed economic metrics and reasonable and supportable forecasts of economic conditions and overlay qualitative factors as determined by management.

Under the discounted cash flow method, expected credit losses are determined by comparing the amortized cost of the asset at the balance sheet date to the present value of estimated future principal and interest payments expected to be collected over the remaining life of the asset. Our loss model generates cash flow projections at the loan level based on reasonable and supportable projections, from which we estimate payment collections adjusted for curtailments, recovery time, probability of default and loss given default.

Under the probability of default and loss given default method, expected credit losses are calculated by multiplying the PD by the LGD, and multiplying this factor by the amortized cost of the asset at the balance sheet date. The PD and LGD are calculated based on third party historical information of loan performance, real estate prices and other factors, adjusted for current conditions and reasonable and supportable forecasts.

Qualitative loss factors are based on our judgement of company, market, industry or business specific data, loan trends, changes in portfolio segment composition, delinquency and loan rating.

When a foreclosure is deemed probable, we estimate the fair value of the collateral at the reporting date to record the net carrying amount of the asset and determine the ACL. When repayment is dependent upon the sale of the collateral, the fair value of the collateral is adjusted for estimated costs to sell. If repayment depends on the operation, rather than the sale, of the collateral, an estimate for cost to sell is not included in the fair value of the collateral.

STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)

Determining the Contractual Term: Expected credit losses are estimated over the contractual term of the loans, adjusted for expected prepayment rates when appropriate. The contractual term excludes expected extensions, renewals, and modifications unless either of the following applies: we have a reasonable expectation at the reporting date that a TDR will be executed with an individual borrower, or the extension or renewal options are included in the original or modified contract at the reporting date and are not unconditionally cancellable by us.

TDRs: A loan for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, is considered to be a TDR. The ACL on a TDR is measured using the same method as all other portfolio loans, except when the value of a concession cannot be measured using a method other than the discounted cash flow method. When the value of a concession is measured using the discounted cash flow method, the ACL is determined by discounting the expected future cash flows at the original interest rate of the loan.

ACL on Off-Balance Sheet Credit Exposures: We estimate expected credit losses over the contractual period in which we are exposed to credit risk via a contractual obligation, unless that obligation is unconditionally cancellable by us. The ACL on off-balance sheet credit exposures is adjusted as a provision for credit loss expense. The estimate includes consideration of the likelihood that funding will occur and an estimate of expected credit losses on commitments expected to be funded over its estimated life. Generally, expected credit losses on commitments is based on historical losses on similar portfolio segments, economic conditions, and qualitative factors.

Our off-balance sheet credit exposures include mainly loan origination commitments on construction loans, unused committed lines on traditional C&I loans, ABL loans, equipment finance loans, warehouse lending loans, and standby and performance-based letters of credit.

Macroeconomic Assumptions: We rely on economic models and forecast assumptions developed by Moody’s, our principal CECL vendor, in measuring our estimate of the ACL. The key forecast assumptions that drive the economic models are presented for approval to our CECL committee, which is comprised of representatives from finance, credit and risk and then incorporated into the expected loss models. The macroeconomic model scenarios are updated on a quarterly basis.

Troubled Debt Restructuring
TDR is a formally renegotiated loan in which the Bank, for economic or legal reasons related to a borrower’s financial difficulties, grants a concession to the borrower that would not have been granted to the borrower otherwise. At the time of restructuring, we evaluate whether a TDR loan should remain on accrual based on the accrual status immediately prior to modification and whether, as a result of the TDR, we recorded a partial charge-off. A TDR on accrual prior to modification may remain on accrual status provided we believe, based on our credit analysis, that collection of principal and interest in accordance with the modified terms is reasonably certain. If the restructuring results in a partial charge-off, the loan is generally classified as non-accrual. Restructured loans can convert from non-accrual to accrual status when said loans have demonstrated performance, generally evidenced by six months of consistent payment performance in accordance with the restructured terms, or by the presence of other significant items. (See Note 4. “Portfolio Loans”).

Transfers of Financial Assets
Transfers of financial assets are accounted for as sales when control over the asset has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from us, the transferee has obtained the rights (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and when we do not maintain effective control over the transferred assets through an agreement to repurchase them before maturity.

FRBNY and FHLB Stock
As a member of the FRBNY and the FHLB, the Bank is required to hold a certain amount of FRB and FHLB common stock. This stock is a non-marketable equity security and is reported at cost. Both cash and stock dividends are reported as interest and dividend income on other earning assets in the consolidated income statements.

Premises and Equipment
Land is reported at cost, while premises and equipment are reported at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful life of the related assets, which ranges from three years for equipment to 40 years for premises. Leasehold improvements are amortized on a straight-line basis over the terms of the respective leases, including renewal options, or the estimated useful lives of the improvements, whichever is shorter. Routine holding costs are charged to expense as incurred, while significant improvements are capitalized.

STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
We lease certain financial centers and back office locations under operating leases. We also own certain financial centers in which we lease a portion of the location to outside parties under operating leases; however, these leases are not material. For operating leases in which we are the lessee, other than those considered to be short-term, we recognize right of use assets and related lease liabilities. Right of use assets are included as a component of other assets, and lease liabilities are included with other liabilities in our consolidated balance sheets.

In recognizing right of use assets and related lease liabilities, we account for lease and non-lease components (such as taxes, insurance and common area maintenance costs) separately when such amounts are readily determinable under our lease contracts. Lease payments over the expected term were discounted using our incremental borrowing rate, which is deemed to be the FHLB advance rate for borrowings of a similar term. If it is reasonably certain that a renewal or termination option will be exercised, the effect of exercise is included in the determination of the expected lease term. Generally, we are not reasonably certain about whether or not we will renew a lease until the lease is within the last year of the existing lease term.

Goodwill, Trade Names and Other Intangible Assets
Goodwill resulting from business combinations represents the excess of the purchase price over the fair value of the net assets acquired. Goodwill and trade names that are deemed to have an indefinite useful life are not amortized, but are tested for impairment at least annually. Goodwill is generally tested for impairment in the fourth quarter of each year. However, due to the impact of COVID-19 and other macroeconomic factors, we concluded it was appropriate to evaluate the fair value of goodwill during the six months ended June 30, 2020. We engaged an independent third party to perform a quantitative goodwill impairment test. We concluded goodwill was not impaired. (See Note 7. “Goodwill and Other Intangible Assets”).

Core deposit intangibles and customer lists are amortized to expense using an accelerated method over their estimated lives of eight to ten years. Non-compete agreements are amortized on a straight line basis. Impairment losses on intangible assets and other long-term assets are charged to expense, if and when the impairment occurs. (See Note 7. “Goodwill and Other Intangible Assets”).

Goodwill and trade names are the only intangible assets with an indefinite life on our balance sheet. We operate as one reporting unit.

BOLI
We own life insurance policies (purchased and acquired) on certain officers and key executives. BOLI is recorded at its cash surrender value, being the amount that can be realized at surrender. Changes in the net cash surrender value of the policies, as well as insurance proceeds received, are included in non-interest income on the consolidated income statements and are not subject to income taxes.

BOLI with a carrying value of $419.4 million and $409.3 million, at December 31, 2021 and 2020, respectively, included a claims stabilization reserve of $12.6 million and $11.9 million, respectively. Repayment of the claims stabilization reserve (funds transferred from the cash surrender value to provide for future death benefit payments) is guaranteed by the insurance carrier provided that certain conditions are met at the date of contract surrender. We satisfied these conditions at December 31, 2021 and 2020.

OREO
Real estate properties acquired through loan foreclosures are recorded initially at estimated fair value, less expected sales costs, with any resulting write-down charged to the ACL - loans. The carrying amount of OREO is reduced by a charge to expense to and reflects any subsequent decline in the estimated fair value. Fair value estimates are based on recent appraisals and other available information. Routine holding costs are charged to expense as incurred, while significant improvements are capitalized. Gains and losses on sales of OREO properties are recognized upon disposition.

Mortgage Servicing Rights
Mortgage servicing rights are included in other assets in the consolidated balance sheets. Servicing assets are recognized at fair value when acquired, or, at disposition of the underlying loans if those rights arise through the sale of residential mortgage loans when servicing is retained. Servicing rights are accounted for under the amortization method. Under that method, capitalized servicing rights are amortized periodically to expense in proportion to and over the expected net servicing income.

Servicing rights are evaluated for impairment based upon the fair value of the rights as compared to the carrying amount. Impairment is determined by stratifying rights into groupings based on predominant risk characteristics, such as interest rate, loan type and investor type. To the extent that the assessed fair value is less than the carrying amount, an impairment is recognized through a valuation allowance for an individual grouping. If we later determine that all or a portion of the impairment no longer exists for a particular grouping, a reduction of the allowance may be recorded as a reduction of servicing expense (which is part of other non-interest expense). (See Note 21. “Fair Value Measurements” for a discussion of how fair value is calculated.)

STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)

Other Borrowings - Securities Repurchase Agreements
Under the terms of securities repurchase agreements, we transfer securities to a counterparty and agree to repurchase the identical securities at a fixed price on a future date. These agreements are accounted for as secured financing transactions since we maintain effective control over the transferred securities and the transfer meets other specified criteria. Accordingly, the transaction proceeds are recorded as borrowings and the underlying securities continue to be carried in our investment securities portfolio. Disclosure of the pledged securities is made in the consolidated balance sheets if the counterparty has the right by contract to sell or re-pledge such collateral. (See Note 9. “Borrowings, Senior Notes and Subordinated Notes”).

Derivatives
Derivatives are recognized as assets and liabilities in the consolidated balance sheets and carried at fair value. For exchange-traded contracts, fair value is based on quoted market prices. For non-exchange traded contracts, fair value is based on dealer quotes, pricing models, discounted cash flow methodologies, or similar techniques for which the determination of fair value may require management judgment or estimation relating to future rates and credit activities.

The Bank enters into interest rate swap agreements with its customers that serve to modify the interest rate risk characteristics of certain portfolio loans. The Bank also enters into an offsetting agreement with a broker. Interest rate swaps are contracts in which a series of interest rate flows are exchanged over a prescribed period. The notional amount on which the interest payments are based is not exchanged. These swap agreements are derivative instruments and these instruments effectively convert a portion of the Bank’s fixed-rate loans to variable rate loans. (See Note 11. “Derivatives”).

Fair Values of Financial Instruments
Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in Note 21. “Fair Value Measurements.” Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Loss Contingencies
Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. We do not believe there are such matters that will have a material effect on the consolidated financial statements. (See Note 20. “Litigation”).

Loan Commitments and Related Financial Instruments
Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are originated. (See Note 19. “Off-Balance Sheet Financial Instruments”).

EPS
Basic EPS is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS is computed in a similar manner to basic EPS, except that the weighted average number of common shares is increased to include incremental shares (computed using the treasury stock method) that would have been outstanding if all potentially dilutive stock options were exercised and unvested restricted stock became vested during the periods. (See Note 17. “Earnings Per Common Share”).

Revenue Recognition
We recognize revenue from contracts with customers, when: (i) persuasive evidence of an arrangement exists; (ii) our obligations under the contract or arrangement have been substantially satisfied; (iii) the price is fixed or determinable; and (iv) collectability is reasonably assured.

Interest income and fees. Interest income and fees on loans and investment securities are recognized based on the contractual provisions of the underlying agreements and instruments. Loan origination fees and costs are generally deferred and amortized into interest income as yield adjustments over the contractual life and / or commitment period using the effective interest method.

Payroll finance. We provide financing and business process outsourcing, including full back-office, technology and tax accounting services, to temporary staffing companies nationwide. Non-interest income is recognized at the time of billing which occurs when

STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
substantially all of our obligations have been met. We remit collections from the client’s customers to our clients for the amounts collected, net of payroll taxes withheld, and our fees, subject to a hold back reserve to offset potential uncollectible balances from the client’s end customers.

Factored Receivables. We provide accounts receivable management services.  The purchase of a client’s accounts receivable is traditionally known as “factoring” and results in payment by the client of a factoring fee. The factoring fee included in non-interest income represents compensation to us for the bookkeeping and collection services provided.  The factoring fee, which is non-refundable, is recognized at the time the receivable is assigned to us. Other revenue associated with factored receivables includes wire fees, technology fees, field examination fees and UCC fees. All such fees are recognized as income when our obligations to our customers are satisfied. (See Note 16. “Non-Interest Income, Other Non-Interest Expense, Other Assets and Other Liabilities” for additional disclosure regarding revenue recognition.)

Stock-Based Compensation Plans
Compensation expense for stock options and non-vested stock awards/stock units is based on the fair value of the award on the measurement date, which is the date of grant. The expense is recognized ratably over the vesting period of the award. The fair value of non-vested stock awards/stock units is generally the market price of our common stock on the date of grant. (See Note 14. “Stock-Based Compensation”).

Income Taxes
Income tax expense includes U.S. federal corporate income taxes and income taxes due to states and other jurisdictions in which we operate. In the year ended December 31, 2020, income tax expense included our reasonable estimates of the impact of the CARES Act.

Net deferred tax assets are recognized based on the estimated future tax effects attributable to “temporary differences” between the financial statement carrying amounts and the tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax laws or rates is recognized in income tax expense in the period that includes the enactment date of the change.

A deferred tax liability is recognized for all temporary differences that will result in future taxable income. A deferred tax asset is recognized for all temporary differences that will result in future tax deductions, subject to reduction of the asset by a valuation allowance in certain circumstances. This valuation allowance is recognized if, based on an analysis of available evidence, we determine that it is more likely than not that some portion, or all, of the deferred tax asset will not be realized.

The valuation allowance is subject to ongoing adjustment based on changes in circumstances that affect management’s judgment about the realizability of the deferred tax asset. Adjustments to increase or decrease the valuation allowance are charged or credited, respectively, to income tax expense. The Company recognizes interest and/or penalties related to income tax matters in other non-interest expense.

We evaluate uncertain tax positions via a two-step process. The first step is recognition, which requires a determination of whether it is more likely than not that a tax position will be sustained upon examination by a taxing authority. The second step is measurement. Under the measurement step, a tax position that meets the more likely than not recognition threshold is measured at the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more likely than not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. A previously recognized tax position that no longer meets the more likely than not recognition threshold should be reversed in the first subsequent financial reporting period in which the threshold is no longer met. See Note 12. “Income Taxes” for additional information regarding our uncertain tax positions as of December 31, 2021.

(2) Acquisitions

Santander Portfolio Acquisition
On November 29, 2019, the Bank acquired an equipment finance loan and lease portfolio consisting of equipment finance loans, sales-type leases and operating leases from Santander. In addition, the Bank obtained sales and relationship management and business development personnel who will continue to manage the acquired loan and lease portfolio and originate new loans and leases. The total consideration paid in cash at closing was $846.1 million. We acquired $764.0 million of equipment finance loans and leases (classified as portfolio loans on the consolidated balance sheets), and $74.8 million of operating leases (classified as other assets on the

STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
consolidated balance sheets). The fair value of these loans and leases was $820.1 million at the time of acquisition. The Bank paid a premium of 0.75% on the unpaid principal balance of the loans or $6.3 million. The transaction was accounted for as a business combination. We recorded a $5.1 million restructuring charge consisting mainly of severance, retention, systems integration expense and facilities consolidation, which is included in charge for asset write-downs, systems integration, severance and retention on the consolidated income statements. The acquired loans and origination platform have been fully integrated into our equipment finance business line.

Woodforest Portfolio Acquisition
On February 28, 2019, the Bank acquired a commercial loan portfolio consisting of equipment finance loans and leases and asset-based lending (“ABL”) loans from Woodforest. In addition, the Bank obtained sales and relationship management and business development personnel based in Novi, Michigan, who will continue to originate new loans and leases. The total consideration paid in cash at closing was $515.7 million. We acquired $166.1 million of equipment finance loans, which are mainly fixed rate loans, and $331.8 million of ABL loans, which are mainly variable rate loans. The fair value of these loans was $471.9 million at the time of acquisition. The Bank paid a premium of 3.75% on the unpaid principal balance of the loans or $18.7 million. The transaction was accounted for as a business combination. We recorded a $3.3 million restructuring charge consisting mainly of systems integration, severance, retention, facilities consolidation and professional fees, which is included in charge for asset write-downs, retention and severance on the consolidated income statement. The acquired loans and origination platform have been fully integrated into our ABL and equipment finance business lines.

(3) Securities

A summary of amortized cost and estimated fair value of our securities is presented below:

	December 31, 2021
	AFS				HTM
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value	ACL - HTM
Residential mortgage backed securities (“MBS”):
Agency-backed	$1,067,805	$23,580	$(3,976)	$1,087,409	$59,351	$2,080	$—	$61,431	$—
Other MBS(1)	199,767	4,478	—	204,245	—	—	—	—	—
Total residential MBS	1,267,572	28,058	(3,976)	1,291,654	59,351	2,080	—	61,431	—
Other securities:
Federal agencies	370,785	2,508	(3,521)	369,772	9,933	223	—	10,156	—
Corporate bonds	741,057	26,922	(4,476)	763,503	9,795	480	—	10,275	6
State and municipal	359,203	11,671	(85)	370,789	1,542,407	100,436	(37)	1,642,806	326
Other	—	—	—	—	17,750	99	(144)	17,705	18
Total other securities	1,471,045	41,101	(8,082)	1,504,064	1,579,885	101,238	(181)	1,680,942	350
Total securities	$2,738,617	$69,159	$(12,058)	$2,795,718	$1,639,236	$103,318	$(181)	$1,742,373	$350

1 Other MBS at December 31, 2021 above, and 2020 below, is mainly comprised of multi-family Ginnie Mae securities.

STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)

	December 31, 2020
	AFS				HTM
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value	ACL - HTM
Residential MBS:
Agency-backed	$873,358	$44,911	$(9)	$918,260	$104,329	$4,100	$—	$108,429	$—
Other MBS	352,473	20,811	—	373,284	—	—	—	—	—
Total residential MBS	1,225,831	65,722	(9)	1,291,544	104,329	4,100	—	108,429	—
Other securities:
Federal agencies	149,852	6,615	—	156,467	24,811	844	—	25,655	—
Corporate	438,226	27,334	(2,048)	463,512	19,851	535	—	20,386	75
State and municipal	369,186	18,090	(181)	387,095	1,575,596	126,575	(69)	1,702,102	1,379
Other	—	—	—	—	17,750	189	(7)	17,932	45
Total other securities	957,264	52,039	(2,229)	1,007,074	1,638,008	128,143	(76)	1,766,075	1,499
Total securities	$2,183,095	$117,761	$(2,238)	$2,298,618	$1,742,337	$132,243	$(76)	$1,874,504	$1,499

The amortized cost and estimated fair value of securities at December 31, 2021 are presented below by contractual maturity. Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations. Residential MBS are shown separately since they are not due at a single maturity date.

	December 31, 2021
	AFS		HTM
	Amortized cost	Fair value	Amortized cost	Fair value
Other securities remaining period to contractual maturity:
One year or less	$1,689	$1,691	$21,430	$21,720
One to five years	476,324	482,964	95,389	99,694
Five to ten years	639,870	662,099	476,706	505,017
Greater than ten years	353,162	357,310	986,360	1,054,511
Total other securities	1,471,045	1,504,064	1,579,885	1,680,942
Residential MBS	1,267,572	1,291,654	59,351	61,431
Total securities	$2,738,617	$2,795,718	$1,639,236	$1,742,373

STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)

Sales of securities for the periods indicated below were as follows:

	Year ended December 31,
	2021	2020	2019
AFS:
Proceeds from sales	$129,545	$484,934	$1,386,236
Gross realized gains	2,891	8,966	12,170
Gross realized losses	(530)	(308)	(19,075)
Income tax expense / (benefit) on realized net gains / losses	498	1,818	(1,450)
Proceeds from calls	$97,754	$155,642	$—
Gross realized gains	614	4,897	—
Gross realized losses	(8)	(17)	—
Income tax expense on realized net gains	128	1,025	—
HTM: (1)
Proceeds from sales	$—	$93,036	$—
Gross realized gains	—	1,809	—
Gross realized losses	—	(1,039)	—
Income tax expense on realized net gains	—	162	—

(1) In the year ended December 31, 2020, we sold $93.0 million of state and municipal securities that were classified as HTM. We evaluated the issuer and individual securities and determined that the issuer had demonstrated significant deterioration in its creditworthiness since our acquisition of the securities.

At December 31, 2021 and 2020, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of stockholders’ equity.

STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
The following table summarizes securities AFS with the amount of unrealized losses, segregated by the length of time in a continuous unrealized loss position:

	Continuous unrealized loss position
	Less than 12 months		12 months or longer		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
AFS
December 31, 2021
Residential MBS:
Agency-backed	$430,531	$(3,969)	$241	$(7)	$430,772	$(3,976)
Other securities:
Federal agencies	247,777	(3,145)	9,422	(376)	257,199	(3,521)
Corporate	228,661	(3,320)	18,843	(1,156)	247,504	(4,476)
State and municipal	541	(5)	6,554	(80)	7,095	(85)
Total other securities	476,979	(6,470)	34,819	(1,612)	511,798	(8,082)
Total	$907,510	$(10,439)	$35,060	$(1,619)	$942,570	$(12,058)
December 31, 2020
Residential MBS:
Agency-backed	$396	$(1)	$1,970	$(8)	$2,366	$(9)
Total residential MBS	396	(1)	1,970	(8)	2,366	(9)
Other securities:
Corporate	83,191	(2,048)	—	—	83,191	(2,048)
State and municipal	2,507	(29)	10,872	(152)	13,379	(181)
Total other securities	85,698	(2,077)	10,872	(152)	96,570	(2,229)
Total	$86,094	$(2,078)	$12,842	$(160)	$98,936	$(2,238)

The adoption of CECL did not have an impact on our accounting for AFS securities. We regularly review AFS securities for impairment resulting from deterioration in the creditworthiness of the issuer using both qualitative and quantitative criteria based at the individual security level at each reporting period. Unrealized losses on corporate and state and municipal securities have not been recognized into income because we do not intend to sell and it is likely that we will not be required to sell the securities prior to the to the anticipated recovery of the security to a price that eliminates the impairment or maturity. The decline in fair value is largely due to market conditions, primarily changes in interest rates. The issuers continue to make timely principal and interest payments on the securities and the fair value is expected to recover as the securities approach maturity.

At December 31, 2021, a total of 66 AFS securities were in a continuous unrealized loss position for less than 12 months, and 45 securities were in an unrealized loss position for 12 months or longer.

STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
The following table summarizes HTM securities with unrealized losses, segregated by the length of time in a continuous unrealized loss position:

	Continuous unrealized loss position
	Less than 12 months		12 months or longer		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
HTM
December 31, 2021
Other securities:
Corporate	—	—	—	—	—	—
State and municipal	193	—	3,029	(37)	3,222	(37)
Other	9,980	(20)	4,876	(124)	14,856	(144)
Total other securities	10,173	(20)	7,905	(161)	18,078	(181)
Total	$10,173	$(20)	$7,905	$(161)	$18,078	$(181)
December 31, 2020
Other securities:
State and municipal	105	(1)	4,386	(68)	4,491	(69)
Other	9,993	(7)	—	—	9,993	(7)
Total other securities	10,098	(8)	4,386	(68)	14,484	(76)
Total	$10,098	$(8)	$4,386	$(68)	$14,484	$(76)

The following table presents the activity in the ACL - HTM securities by type of security for the twelve month period ended December 31, 2021:

	Type of security
	Corporate and Other	State and municipal
ACL - HTM:
Balance at December 31, 2020	$120	$1,379
Provision for credit loss benefit recorded in the year ended December 31, 2021	(96)	(1,053)
Total ACL - HTM at December 31, 2021	$24	$326

The ACL - HTM securities were estimated using a discounted cash flow approach. We discounted the expected cash flows using the effective interest rate inherent in the security. For floating rate securities, we projected interest rates using forward interest rate curves. We review the term structures for probability of default, probability of prepayment and loss given default. We estimate a reasonable and supportable term of three years, which was supported by our back testing process.

STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
Credit Quality Indicators
We monitor the credit quality of HTM securities through the use of external credit ratings, internal reviews and analysis of financial information and other data, and external reviews from a third-party vendor. We monitor credit quality indicators at least quarterly. At December 31, 2021, a total of three HTM securities were in a continuous unrealized loss position for less than 12 months and 21 HTM securities were in a continuous unrealized loss position for 12 months or longer. The following table summarizes the amortized cost of HTM securities at December 31, 2021 aggregated by credit quality indicator:

Credit Rating:	Corporate and other	State and municipal
AAA	$—	$953,116
AA	17,750	527,187
A	—	19,788
BBB	—	64
Non-rated	9,795	42,252
Total	$27,545	$1,542,407

The majority of state and municipal securities had a rating of A or greater at December 31, 2021. State and municipal securities consist mainly of securities issued by local and state jurisdictions in the US. The non-rated state and municipal securities consist of general obligation securities and short-term bond anticipation notes and tax anticipation notes issued by municipalities in the state of New York. The non-rated corporate and other securities consist of two issues from regional banks.

A security is considered to be delinquent once it is 30 days past due under the terms of the agreement. There were no past due securities and there were no securities on non-accrual at December 31, 2021.
Securities pledged for borrowings at FHLB and other institutions, and securities pledged for municipal deposits and other purposes were as follows:

	December 31,
	2021	2020
AFS securities pledged for borrowings, at fair value	$28,008	$27,101
AFS securities pledged for municipal deposits, at fair value	581,988	569,724
HTM securities pledged for municipal deposits, at amortized cost	1,462,713	1,221,964
Total securities pledged	$2,072,709	$1,818,789

STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
(4) Portfolio Loans

The composition of our loan portfolio, including leases net of unearned discounts and excluding loans held for sale, was the following:

	December 31, 2021	December 31, 2020
Commercial:
Commercial & Industrial (“C&I”):
Traditional C&I	$3,560,460	$2,920,205
Asset-based lending (“ABL”)	689,636	803,004
Payroll finance	181,852	159,237
Warehouse lending	1,052,378	1,953,677
Factored receivables	222,246	220,217
Equipment finance	1,139,283	1,531,109
Public sector finance	1,990,232	1,572,819
Total C&I	8,836,087	9,160,268
Commercial mortgage:
Commercial real estate (“CRE”)	6,025,735	5,831,990
Multi-family	4,287,764	4,406,660
Acquisition, development and constriction (“ADC”)	704,670	642,943
Total commercial mortgage	11,018,169	10,881,593
Total commercial	19,854,256	20,041,861
Residential mortgage	1,357,622	1,616,641
Consumer	145,078	189,907
Total portfolio loans	21,356,956	21,848,409
ACL - loans	(278,232)	(326,100)
Total portfolio loans, net	$21,078,724	$21,522,309

Portfolio loans are shown at amortized cost, which includes deferred fees, deferred costs and purchase accounting adjustments, which were $8.6 million at December 31, 2021 and $20.9 million at December 31, 2020.

In the year ended December 31, 2021, we sold $358.6 million of loans which were largely comprised of commercial real estate loans, the majority of which were rated special mention and substandard. In connection with these sales, we charged-off against the ACL - loans the uncollectible portion, which amounted to $29.5 million in the twelve months ended December 31, 2021.

At December 31, 2021 and 2020, we pledged loans totaling $5.8 billion and $6.5 billion, respectively, to the FHLB as collateral for certain borrowing arrangements. See Note 9. “Borrowings, Senior Notes and Subordinated Notes.”

See Note 10. “Leases” for additional information regarding assets leased to others that are classified as portfolio loans.

STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
The following tables set forth the amounts and status of our loans and TDRs at December 31, 2021 and 2020:

	December 31, 2021
	Current	30-59 days past due	60-89 days past due	90+ days past due	Total
Traditional C&I	$3,554,269	$3,243	$260	$2,688	$3,560,460
ABL	689,636	—	—	—	689,636
Payroll finance	181,852	—	—	—	181,852
Warehouse lending	1,052,378	—	—	—	1,052,378
Factored receivables	222,246	—	—	—	222,246
Equipment finance	1,104,612	20,542	1,304	12,825	1,139,283
Public sector finance	1,990,232	—	—	—	1,990,232
CRE	5,991,909	—	—	33,826	6,025,735
Multi-family	4,273,479	13,958	—	327	4,287,764
ADC	682,170	—	—	22,500	704,670
Residential mortgage	1,344,094	5,022	2,179	6,327	1,357,622
Consumer	132,333	2,552	1,312	8,881	145,078
Total loans	$21,219,210	$45,317	$5,055	$87,374	$21,356,956
Total TDRs included above	$33,635	$—	$237	$1,899	$35,771
Non-performing loans:
Loans 90+ days past due and still accruing					$—
Non-accrual loans					156,878
Total non-performing loans					$156,878

STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)

	December 31, 2020
	Current	30-59 days past due	60-89 days past due	90+ days past due	Total
Traditional C&I	$2,905,964	$1,215	$6,054	$6,972	$2,920,205
ABL	803,004	—	—	—	803,004
Payroll finance	159,237	—	—	—	159,237
Warehouse lending	1,953,677	—	—	—	1,953,677
Factored receivables	220,217	—	—	—	220,217
Equipment finance	1,469,653	24,286	11,077	26,093	1,531,109
Public sector finance	1,572,819	—	—	—	1,572,819
CRE	5,794,115	13,591	17,421	6,863	5,831,990
Multi-family	4,393,950	11,578	811	321	4,406,660
ADC	612,943	—	—	30,000	642,943
Residential mortgage	1,590,068	7,444	3,426	15,703	1,616,641
Consumer	178,587	1,043	907	9,370	189,907
Total loans	$21,654,234	$59,157	$39,696	$95,322	$21,848,409
Total TDRs included above	$60,257	$2,927	$13,492	$2,295	$78,971
Non-performing loans:
Loans 90+ days past due and still accruing					$170
Non-accrual loans					166,889
Total non-performing loans					$167,059

The following table presents the amortized cost basis of collateral-dependent loans by loan type and collateral as of December 31, 2021:

	Collateral type
	Real estate	Business assets	Equipment	Taxi medallions	Total
Traditional C&I	$—	$32,264	$2,524	$2,207	$36,995
ABL	—	3,788	—	—	3,788
Equipment finance	—	—	7,840	—	7,840
CRE	54,545	—	—	—	54,545
ADC	22,500	—	—	—	22,500
Residential mortgage	2,778	—	—	—	2,778
Consumer	5,989	—	—	—	5,989
Total	$85,812	$36,052	$10,364	$2,207	$134,435

There were no warehouse lending, factored receivable payroll finance, multi-family or public sector finance loans that were collateral-dependent at December 31, 2021. Collateral-dependent loans include all loans that were TDRs at December 31, 2021. In the table above, $131.0 million of the total loans were on non-accrual at December 31, 2021. Business assets that secure traditional C&I and ABL loans generally include accounts receivable, inventory, machinery and equipment.

STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
The following table presents the amortized cost basis of collateral-dependent loans by loan type and collateral as of December 31, 2020:

	Collateral type
	Real estate	Business assets	Equipment	Taxi medallions	Total
Traditional C&I	$425	$—	$5,998	$10,916	$17,339
ABL	—	8,280	—	—	8,280
Payroll finance	—	2,300	—	—	2,300
Factored receivables	—	—	—	—	—
Equipment finance	—	1,117	10,461	—	11,578
CRE	53,212	—	—	—	53,212
Multi-family	9,914	—	—	—	9,914
ADC	30,000	—	—	—	30,000
Residential mortgage	5,025	—	—	—	5,025
Consumer	7,384	—	—	—	7,384
Total	$105,960	$11,697	$16,459	$10,916	$145,032

STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)

The following table provides additional information on our non-accrual loans and loans 90 days past due at December 31, 2021:

	December 31, 2021
	Total non-accrual Loans	Non-accrual loans with no ACL	Loans 90 days or more past due still accruing interest
Traditional C&I	$37,320	$4,688	$—
ABL	3,788	—	—
Equipment finance	19,666	1,215	—
CRE	54,577	3,199	—
Multi-family	327	—	—
ADC	22,500	—	—
Residential mortgage	8,507	—	—
Consumer	10,193	761	—
Total	$156,878	$9,863	$—

The following table provides additional information on our non-accrual loans and loans 90 days past due at December 31, 2020:

	December 31, 2020
	Total non-accrual Loans	Non-accrual loans with no ACL	Loans 90 days or more past due still accruing interest
Traditional C&I	$19,223	$16,914	$94
ABL	5,255	4,613	—
Payroll finance	2,300	2,300	—
Equipment finance	30,634	11,578	2
CRE	46,053	38,529	74
Multi-family	4,485	2,156	—
ADC	30,000	—	—
Residential mortgage	18,661	808	—
Consumer	10,278	875	—
Total	$166,889	$77,773	$170

There were no payroll finance, factored receivables, warehouse lending or public sector finance loans that were non-accrual or 90 days past due at December 31, 2021.

When the ultimate collectability of the total principal of an impaired loan is in doubt and the loan is on non-accrual status, all payments are applied to principal, under the cost recovery method. When the ultimate collectability of the total principal of an impaired loan is not in doubt and the loan is on non-accrual status, contractual interest is credited to interest income when received, under the cash basis method.

At December 31, 2021 and 2020, the recorded investment in residential mortgage loans that were formally in the process of foreclosure was $437 thousand and $3.2 million, respectively, which are included in non-accrual residential mortgage loans above.

STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
The following table provides information on accrued interest receivable that was reversed against interest income for the years ended December 31, 2021, 2020 and 2019:

	Interest reversed
	For the year ended December 31,
	2021	2020	2019
Traditional C&I	$47	$115	$136
ABL	—	67	77
Payroll finance	—	—	175
Equipment finance	103	60	441
CRE	895	922	88
Multi-family	—	155	36
ADC	—	297	5
Residential mortgage	321	539	406
Consumer	63	43	62
Total interest reversed	$1,429	$2,198	$1,426

STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)

The following table presents the average recorded investment and interest income recognized related to loans individually evaluated for impairment by segment for 2019:

	For the year ended December 31,
	2019
	YTD average recorded investment	Interest income recognized
With no related allowance recorded:
Traditional C&I	32,253	329
ABL	15,930	—
Payroll finance	2,349	—
Equipment finance	5,111	23
CRE	31,177	531
Multi-family	5,809	58
ADC	386	13
Residential mortgage	5,548	4
Consumer	3,646	—
Total	102,209	958

There was no cash-basis interest income recognized from impaired loans during the year ended December 31, 2019. There were no impaired loans with a related allowance recorded at December 31, 2019.

TDR

At December 31, 2021 and December 31, 2020, TDRs were $35.8 million and $79.0 million, respectively. ACL - loans of $10.0 million at December 31, 2021 and an allowance for loan losses of $0.9 million at December 31, 2020 were related to TDRs. We did not have any outstanding commitments to lend additional amounts to customers with loans classified as TDRs as of December 31, 2021 or December 31, 2020.

The modification of the terms of loans that were subject to a TDR in the twelve months ended December 31, 2021 and December 31, 2020 consisted mainly of an extension of a loan maturity date, converting a loan to interest only for a defined period of time, deferral of interest payments, waiver of certain covenants, or reducing collateral requirements or interest rates.

The following tables set forth the amounts and past due status of the Company’s TDRs at December 31, 2021 and December 31, 2020:

	December 31, 2021
	Current loans	30-59 days past due	60-89 days past due	90+ days past due	Non- accrual	Total
Traditional C&I	$—	$—	$—	$—	$2,207	$2,207
Equipment finance	1,743	—	—	—	2,999	4,742
CRE	929	—	—	—	20,719	21,648
Residential mortgage	5,362	—	—	—	237	5,599
Consumer	1,460	—	—	—	115	1,575
Total	$9,494	$—	$—	$—	$26,277	$35,771

STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)

	December 31, 2020
	Current loans	30-59 days past due	60-89 days past due	90+ days past due	Non- accrual	Total
Traditional C&I	$892	$—	$—	$—	$2,976	$3,868
ABL	3,668	—	—	—	643	4,311
Equipment financing	1,100	—	—	—	3,080	4,180
CRE	15,555	—	—	—	33,993	49,548
Multi-family	7,758	—	—	—	—	7,758
Residential mortgage	5,998	491	—	—	672	7,161
Consumer	2,030	—	—	—	115	2,145
Total	$37,001	$491	$—	$—	$41,479	$78,971

We had no outstanding commitments to lend additional amounts to customers with TDR loans as of December 31, 2021 and 2020, respectively.

The following table identifies TDRs that occurred during 2021 and 2020:

	December 31, 2021			December 31, 2020
		Recorded investment			Recorded investment
	Number	Pre- modification	Post- modification	Number	Pre- modification	Post- modification
ABL	—	—	—	2	10,553	9,822
Equipment financing	2	3,578	2,000	1	1,027	773
CRE	1	929	929	1	24,270	24,270
Total TDRs	3	$4,507	$2,929	4	$35,850	$34,865

The amount of TDRs charged-off against the ACL - loans was $2.2 million in 2021, $12.5 million in 2020, and $630.0 thousand in 2019. TDRs that subsequently defaulted resulted in provision for credit losses - loans of $9.1 million during the year ended December 31, 2021.

During the twelve months ended December 31, 2021, there were three residential mortgage loans designated as a TDR that experienced payment defaults within the twelve months following the modification, which totaled $727 thousand. During the twelve months ended December 31, 2020, except for certain TDRs that are included in non-accrual loans, there were three equipment finance loans, two CRE loans, three residential mortgage loans and two consumer loans that experienced a payment default within the twelve months following a modification. A payment default is defined as missing three consecutive monthly payments or being over 90 days past due on a payment contractually due. TDRs are formal loan modifications which consist mainly of an extension of the loan maturity date, converting a loan to interest only for some defined period of time, deferral of interest payments, waiver of certain covenants, or reducing collateral requirements or interest rates.

STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
(5) ACL - Loans

Activity in the ACL - loans for 2021 and 2020 is summarized below:

	For the year ended December 31, 2021
	Beginning balance	Charge-offs	Recoveries	Net charge-offs	Provision/ (credit)	Ending balance
Traditional C&I	$42,670	$(4,103)	$1,514	$(2,589)	$22,620	$62,701
ABL	12,762	(169)	1,998	1,829	(3,997)	10,594
Payroll finance	1,957	(94)	12	(82)	23	1,898
Warehouse lending	1,724	—	—	—	(795)	929
Factored receivables	2,904	(771)	641	(130)	297	3,071
Equipment finance	31,794	(7,253)	3,811	(3,442)	(4,694)	23,658
Public sector finance	4,516	—	—	—	2,078	6,594
CRE	155,313	(18,907)	1,420	(17,487)	(17,741)	120,085
Multi-family	33,320	(10,491)	347	(10,144)	(459)	22,717
ADC	17,927	(7,500)	—	(7,500)	(113)	10,314
Residential mortgage	16,529	(3,869)	38	(3,831)	(480)	12,218
Consumer	4,684	(772)	280	(492)	(739)	3,453
Total ACL - loans	$326,100	$(53,929)	$10,061	$(43,868)	$(4,000)	$278,232

	For the year ended December 31, 2020
	Beginning balance	CECL Day 1	Charge-offs	Recoveries	Net charge-offs	Provision/ (credit)	Ending balance
Traditional C&I	$15,951	$5,325	$(23,132)	$1,462	$(21,670)	$43,064	$42,670
ABL	14,272	11,973	(3,782)	—	(3,782)	(9,701)	12,762
Payroll finance	2,064	1,334	(1,290)	310	(980)	(461)	1,957
Warehouse lending	917	(362)	—	—	—	1,169	1,724
Factored receivables	654	795	(12,730)	312	(12,418)	13,873	2,904
Equipment finance	16,723	33,000	(58,229)	2,525	(55,704)	37,775	31,794
Public sector finance	1,967	(766)	—	—	—	3,315	4,516
CRE	27,965	8,037	(8,202)	818	(7,384)	126,695	155,313
Multi-family	11,440	14,906	(584)	1	(583)	7,557	33,320
ADC	4,732	(119)	(311)	105	(206)	13,520	17,927
Residential mortgage	7,598	14,104	(19,150)	1	(19,149)	13,976	16,529
Consumer	1,955	2,357	(1,736)	1,207	(529)	901	4,684
Total ACL - loans	$106,238	$90,584	$(129,146)	$6,741	$(122,405)	$251,683	$326,100

On January 1, 2020, we adopted CECL, which replaced the incurred loss method we used in prior periods for determining the provision for credit losses and the ACL. Under CECL, we record an expected loss of all cash flows we do not expect to collect over the life of the loan at the inception of the loan. The adoption of CECL resulted in an increase in our ACL - loans of $90.6 million, which did not impact our consolidated income statements.

The table below for the year ended December 31, 2019 presents the roll forward of the allowance for loan losses under the former incurred loss methodology.

STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)

	For the year ended December 31, 2019
	Beginning balance	Charge-offs	Recoveries	Net charge-offs	Provision/ (credit)	Ending balance
Traditional C&I	$14,201	$(6,186)	$952	$(5,234)	$6,984	$15,951
ABL	7,979	(18,984)	—	(18,984)	25,277	14,272
Payroll finance	2,738	(252)	17	(235)	(439)	2,064
Warehouse lending	2,800	—	—	—	(1,883)	917
Factored receivables	1,064	(141)	137	(4)	(406)	654
Equipment finance	12,450	(7,034)	723	(6,311)	10,584	16,723
Public sector finance	1,739	—	—	—	228	1,967
CRE	32,285	(891)	845	(46)	(4,274)	27,965
Multi-family	8,355	—	304	304	2,781	11,440
ADC	1,769	(6)	—	(6)	2,969	4,732
Residential mortgage	7,454	(4,092)	133	(3,959)	4,103	7,598
Consumer	2,843	(1,552)	603	(949)	61	1,955
Total allowance for loan losses	$95,677	$(39,138)	$3,714	$(35,424)	$45,985	$106,238

Credit Quality Indicators
As part of the on-going monitoring of the credit quality of our loan portfolio, management tracks certain credit quality indicators including trends related to (i) the weighted-average risk grade of commercial loans; (ii) the level of classified commercial loans; (iii) the delinquency status of residential mortgage loans and consumer loans; (iv) net charge-offs; (v) non-performing loans (see details above); and (vi) the general economic conditions in the Greater New York metropolitan region. The Bank analyzes loans individually by classifying the loans as to credit risk, except residential mortgage loans and consumer loans, which are evaluated on a homogeneous pool basis unless the loan balance is greater than $500. This analysis is performed at least quarterly on all criticized/classified loans. The Bank uses the following definitions of risk ratings:

1 and 2 - These grades include loans that are secured by cash, marketable securities or cash surrender value of life insurance policies.

3 - This grade includes loans to borrowers with strong earnings and cash flow and that have the ability to service debt. The borrower’s assets and liabilities are generally well matched and are above average quality. The borrower has ready access to multiple sources of funding including alternatives such as term loans, private equity placements or trade credit.

4 - This grade includes loans to borrowers with above average cash flow, adequate earnings and debt service coverage ratios. The borrower generates discretionary cash flow, assets and liabilities are reasonably matched, and the borrower has access to other sources of debt funding or additional trade credit at market rates.

5 - This grade includes loans to borrowers with adequate earnings and cash flow and reasonable debt service coverage ratios. Overall leverage is acceptable and there is average reliance upon trade credit. Management has a reasonable amount of experience and depth, and owners are willing to invest available outside capital as necessary.

6 - This grade includes loans to borrowers where there is evidence of some strain, earnings are inconsistent and volatile, and the borrowers’ outlook is uncertain. Generally such borrowers have higher leverage than those with a better risk rating. These borrowers typically have limited access to alternative sources of bank debt and may be dependent upon debt funding for working capital support.

7 - Special Mention (OCC definition) - OAEM are loans that have potential weaknesses which may, if not reversed or corrected, weaken the asset or inadequately protect the Bank’s credit position at some future date. Such assets constitute an undue and unwarranted credit risk but not to the point of justifying a classification of “Substandard.” The credit risk may be relatively minor yet constitute an unwarranted risk in light of the circumstances surrounding a specific asset.

8 - Substandard (OCC definition) - These loans are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Assets so classified must have a well-defined weakness that jeopardizes the liquidation of the

STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
debt. They are characterized by the distinct possibility that the Bank will sustain some losses if the deficiencies are not corrected. Loss potential, while existing in the aggregate amount of substandard assets, does not have to exist in individual assets classified as substandard.

9 - Doubtful (OCC definition) - These loans have all the weakness inherent in one classified as “Substandard” with the added characteristics that the weakness makes collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. The possibility of loss is extremely high, but because of certain important and reasonably specific pending factors which may work to the advantage and strengthening of the asset, its classification as an estimated loss is deferred until its more exact status may be determined. Pending factors include proposed merger, acquisition, or liquidating procedures, capital injections, perfecting liens or additional collateral and refinancing plans.

10 - Loss (OCC definition) - These loans are charged-off because they are determined to be uncollectible and unbankable assets. This classification does not reflect that the asset has no absolute recovery or salvage value, but rather it is not practical or desirable to defer writing-off this asset even though partial recovery may be effected in the future. Losses should be taken in the period in which they are determined to be uncollectible.

Loans that are risk-rated 1 through 6 as defined above are considered to be pass-rated loans. As of December 31, 2021 and 2020, the risk category of gross loans by segment was as follows:

	December 31, 2021		December 31, 2020
	Special Mention	Substandard	Special Mention	Substandard
Traditional C&I	$14,617	$91,437	$24,162	$84,792
Asset-based lending	25,178	5,993	111,597	11,669
Payroll finance	535	—	—	2,300
Factored receivables	—	—	5,523	—
Equipment financing	20,044	44,712	7,737	45,018
Public sector finance	13,710	—	—	—
CRE	193,785	266,285	249,403	280,796
Multi-family	55,241	74,319	61,146	44,872
ADC	20,080	22,500	1,407	30,000
Residential mortgage	—	8,802	468	18,942
Consumer	10	10,268	15	10,371
Total	$343,200	$524,316	$461,458	$528,760

There was a $4.2 million traditional C&I loan rated doubtful at December 31, 2021. There were $304 thousand loans rated doubtful at December 31, 2020. There were no loans rated loss at December 31, 2021 and 2020.

Table of Contents                      STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)

	Term loans amortized cost basis by origination year							Revolving loans converted to term
	2021	2020	2019	2018	2017	Prior	Revolving loans		Total
Traditional C&I
Pass	$388,498	$229,380	$135,784	$137,845	$98,031	$96,975	$2,363,687	$—	$3,450,200
Special mention	246	—	29	8,257	2,775	240	3,070	—	14,617
Substandard	436	24,724	36,659	7,853	5,666	3,267	12,832	—	91,437
Doubtful	—	—	—	—	—	—	4,206		4,206
Total traditional C&I	389,180	254,104	172,472	153,955	106,472	100,482	2,383,795	—	3,560,460
ABL
Pass	1,826	16,618	10,259	2,672	6,460	15,314	605,316	—	658,465
Special mention	—	—	—	—	—	—	25,178	—	25,178
Substandard	—	—	—	—	—	—	5,993	—	5,993
Total ABL	1,826	16,618	10,259	2,672	6,460	15,314	636,487	—	689,636
Payroll Finance
Pass	—	—	—	—	—	—	181,317	—	181,317
Special mention	—	—	—	—	—	—	535	—	535
Substandard	—	—	—	—	—	—	—	—	—
Total payroll finance	—	—	—	—	—	—	181,852	—	181,852
Warehouse Lending
Pass	—	78,308	10,299	2,707	125,414	835,650	—	—	1,052,378
Special mention	—	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—	—	—
Total warehouse lending	—	78,308	10,299	2,707	125,414	835,650	—	—	1,052,378
Factored Receivables
Pass	—	—	—	—	—	—	222,246	—	222,246
Special mention	—	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—	—	—
Total factored receivables	—	—	—	—	—	—	222,246	—	222,246
Equipment Finance
Pass	175,217	278,549	361,520	125,361	47,179	86,560	141	—	1,074,527
Special mention	—	1,356	5,713	10,206	2,666	103		—	20,044
Substandard	3,364	13,806	9,359	7,244	7,963	2,976	—	—	44,712
Total equipment finance	178,581	293,711	376,592	142,811	57,808	89,639	141	—	1,139,283

Table of Contents                      STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)

Public Sector Finance
Pass	538,222	403,375	383,067	190,458	253,439	207,961	—	—	1,976,522
Special mention	—	—	—	13,710	—	—	—	—	13,710
Substandard	—	—	—	—	—	—	—	—	—
Total public sector finance	538,222	403,375	383,067	204,168	253,439	207,961	—	—	1,990,232
CRE
Pass	1,033,696	985,495	1,063,749	722,104	442,170	1,318,451	—	—	5,565,665
Special mention	—	26,880	70,415	31,548	40,048	24,894	—	—	193,785
Substandard	2,143	6,635	57,271	72,473	30,286	97,477	—	—	266,285
Total CRE	1,035,839	1,019,010	1,191,435	826,125	512,504	1,440,822	—	—	6,025,735
Multi-family
Pass	905,878	387,731	633,877	326,000	465,415	1,388,713	50,590	—	4,158,204
Special mention	—	4,823	5,299	11,374	20,212	13,533	—	—	55,241
Substandard	—	—	18,513	1,602	12,920	38,356	2,928	—	74,319
Total multi-family	905,878	392,554	657,689	338,976	498,547	1,440,602	53,518	—	4,287,764
ADC
Pass	233,415	153,806	214,533	34,580	8,507	17,249	—	—	662,090
Special mention	—	3,112	—	16,968	—	—	—	—	20,080
Substandard	—	—	—	—	22,500	—	—	—	22,500
Total ADC	233,415	156,918	214,533	51,548	31,007	17,249	—	—	704,670
Residential
Pass	185,289	9,629	9,387	26,263	32,228	1,086,024	—	—	1,348,820
Special mention	—	—	—	—	—	—	—	—	—
Substandard	—	—	—	252	53	8,497	—	—	8,802
Total residential	185,289	9,629	9,387	26,515	32,281	1,094,521	—	—	1,357,622
Consumer
Pass	504	58	236	236	88	4,313	79,525	49,840	134,800
Special mention	—	—	—	—	—	—	10	—	10
Substandard	—	—	—	—	—	400	4,128	5,740	10,268
Total consumer	504	58	236	236	88	4,713	83,663	55,580	145,078
Total Loans	$3,468,734	$2,624,285	$3,025,969	$1,749,713	$1,624,020	$5,246,953	$3,561,702	$55,580	$21,356,956

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
(6) Premises and Equipment, Net

Premises and equipment are summarized as follows:

	December 31,
	2021	2020
Land and land improvements	$88,797	$91,215
Buildings	73,142	79,726
Leasehold improvements	24,441	32,910
Furniture, fixtures and equipment	58,234	116,223
Total premises and equipment, gross	244,614	320,074
Accumulated depreciation and amortization	(47,398)	(117,519)
Total premises and equipment, net	$197,216	$202,555

Depreciation and amortization of premises and equipment totaled $18.0 million, $19.5 million and $19.9 million for the years ended 2021, 2020, and 2019, respectively.

(7) Goodwill and Other Intangible Assets

Goodwill
Goodwill as of December 31, 2021 and 2020 was $1.7 billion. There was no change in goodwill for such twelve-month periods.

Other intangible assets
The balance of other intangible assets for the periods presented was as follows:

	Gross intangible assets	Accumulated amortization	Net intangible assets
December 31, 2021
Core deposits	$157,959	$(102,664)	$55,295
Customer lists	10,450	(7,785)	2,665
Non-compete agreements	11,808	(11,808)	—
Trade name	20,500	—	20,500
	$200,717	$(122,257)	$78,460

December 31, 2020
Core deposits	$157,959	$(88,151)	$69,808
Customer lists	10,450	(7,194)	3,256
Non-compete agreements	11,808	(11,808)	—
Trade name	20,500	—	20,500
	$200,717	$(107,153)	$93,564

With the exception of the trade name, other intangible assets are amortized on a straight-line or accelerated basis over their estimated useful lives, which range from one to 10 years. Other intangible asset amortization expense totaled $15.1 million in 2021, $16.8 million in 2020, and $19.2 million in 2019. The estimated aggregate future amortization expense for other intangible assets remaining as of December 31, 2021 was as follows:

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)

Amortization expense
2022	$13,703
2023	12,322
2024	10,448
2025	8,722
2026	7,134
Thereafter	5,631
Total	$57,960

(8) Deposits

Deposit balances at December 31, 2021 and 2020 are summarized as follows:

	December 31,
	2021	2020
Non-interest bearing demand	$6,359,683	$5,443,907
Interest bearing demand	4,888,359	4,960,800
Savings	2,629,850	2,603,570
Money market	7,706,745	8,114,415
Certificates of deposit	1,230,238	1,996,830
Total deposits	$22,814,875	$23,119,522

Municipal deposits totaled $1.9 billion and $1.6 billion at December 31, 2021 and December 31, 2020, respectively. See Note 3. “Securities” for the amount of securities that were pledged as collateral for municipal deposits and other purposes.

Certificates of deposit had remaining periods to contractual maturity as follows:

	December 31,
	2021	2020
Remaining period to contractual maturity:
Less than one year	$945,868	$1,629,168
One to two years	100,464	158,830
Two to three years	63,870	62,632
Three to four years	75,973	58,672
Four to five years	44,063	87,528
Total certificates of deposit	$1,230,238	$1,996,830

Certificate of deposit accounts that exceed the FDIC Insurance limit of $250 thousand or more totaled $159.9 million and $318.6 million at December 31, 2021 and 2020, respectively. Of the $159.9 million of certificates of deposit accounts greater than $250 thousand at December 31, 2021, none were brokered certificates of deposit.

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
Listed below are our brokered deposits:

	December 31,
	2021	2020
Interest bearing demand	$—	$433,790
Money market	60	1,045,478
Certificates of deposit	—	100,003
Total brokered deposits	$60	$1,579,271

(9) Borrowings, Senior Notes and Subordinated Notes

Our borrowings and weighted average interest rates are summarized as follows:

	December 31,
	2021		2020
	Amount	Rate	Amount	Rate
By type of borrowing:
FHLB advances and overnight	$542,000	0.35%	$382,000	0.35%
Repurchase agreements	28,008	0.10	27,101	0.10
Federal funds purchased	150,000	0.14	277,000	0.11
Subordinated Notes - Bank	—	—	143,703	5.45
Subordinated Notes - 2029	270,632	4.18	270,284	4.17
Subordinated Notes - 2030	221,913	4.06	221,626	4.06
Total borrowings	$1,212,553	1.85	$1,321,714	2.25
By remaining period to maturity:
Less than one year	$720,008	0.29%	$686,101	0.24%
Greater than five years	492,545	4.13	635,613	4.43
Total borrowings	$1,212,553	1.85	$1,321,714	2.25

FHLB advances and overnight. As a member of the FHLB, the Bank may borrow up to the amount of eligible mortgages and securities that have been pledged as collateral under a blanket security agreement. As of December 31, 2021 and 2020, the Bank had pledged residential mortgage and CRE loans with eligible collateral values of $5.8 billion and $6.5 billion, respectively. The Bank had also pledged securities to secure borrowings, which are disclosed in Note 3. “Securities.” As of December 31, 2021, the Bank may increase its borrowing capacity by pledging unencumbered securities and mortgage loans that are not required to be pledged for other purposes with an estimated collateral value of $1.6 billion.

Repurchase agreements. Securities sold under repurchase agreements are utilized to facilitate the needs of our clients and are secured short-term borrowings that mature in one to 30 days. Repurchase agreements are stated at the amount of cash received in connection with these transactions. The Bank monitors collateral levels on a continuous basis. The Bank may be required to provide additional collateral based on the fair value of the underlying securities. Securities pledged as collateral are maintained with our safekeeping agents.

Federal funds purchased. Federal funds purchased are unsecured short-term borrowings that typically mature each business day. Federal funds purchased are stated at the amount of cash received.

Subordinated Notes - Bank. The Subordinated Notes - Bank were redeemable by the Bank, in whole or in part, on April 1, 2021 and on each interest payment date thereafter and at any time upon the occurrence of certain specified events. During the fourth quarter of 2020, we redeemed $30.0 million of the Subordinated Notes - Bank. The Subordinated Notes - Bank were unsecured, subordinated obligations of the Bank and were subordinated in right of payment to all of the Bank’s existing and future senior indebtedness, including claims of depositors and general creditors. On April 1, 2021, we redeemed the remaining balance of subordinated notes - Bank outstanding. Effective April 1, 2021, the eligibility of the Subordinated Notes - Bank as qualifying Tier 2 capital decreased by

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
20%. In anticipation of this redemption, we contributed $175.0 million as equity capital into the Bank in the fourth quarter of 2020. We incurred a loss in the year ended December 31, 2021 on the early redemption of these notes of $1.2 million.

Subordinated Notes - 2029. On December 16, 2019, we issued the Subordinated Notes - 2029, comprised of $275.0 million aggregate principal amount of 4.00% fixed-to-floating rate subordinated notes that mature on December 30, 2029 through a public offering at a discount of 1.25%. The cost of issuance was $634 thousand. At December 31, 2021, the net unamortized discount of the Subordinated Notes - 2029 was $3.3 million, which will be accreted to interest expense over the remaining life of the note, resulting in an effective yield of 4.17%. Interest is due semi-annually in arrears on June 30 and December 30 each year, commencing on June 30, 2020, until December 30, 2024. From and including December 30, 2024, the Subordinated Notes - 2029 will bear interest at a floating rate per annum equal to a benchmark rate, which is expected to be three-month term secured overnight financing rate (“SOFR”) plus 253 basis points, payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, through maturity on December 30, 2029 or earlier redemption. The Subordinated Notes - 2029 are redeemable by us, in whole or in part on December 30, 2024 and on each interest payment date thereafter and upon the occurrence of certain specified events. The Subordinated Notes - 2029 are unsecured, subordinated obligations and are subordinated in right to payment of all of our existing and future senior indebtedness, including claims of depositors and general creditors and rank equally to the Subordinated Notes - Bank and the Subordinated Notes - 2030, discussed below. The Subordinated Notes - 2029 qualify as Tier 2 capital for regulatory purposes. (See Note 18. “Stockholders’ Equity” for additional information regarding regulatory capital).

Subordinated Notes - 2030. On October 30, 2020, we issued the Subordinated Notes - 2030, comprised of $225.0 million aggregate principal amount of 3.875% fixed-to-floating rate subordinated notes that mature on November 1, 2030 through a public offering at a discount of 1.25%. The cost of issuance was $610 thousand. At December 31, 2021, the net unamortized discount of the Subordinated Notes - 2030 was $3.1 million, which will be accreted to interest expense over the remaining life, resulting in an effective yield of 4.06%. Interest is due semi-annually in arrears on May 1 and December 30 each year, commencing on May 1, 2021, until November 1, 2025. From and including November 1, 2025, the Subordinated Notes - 2030 will bear interest at a floating rate per annum equal to a benchmark rate, which is expected to be three-month term SOFR plus 369 basis points, payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, beginning on February 1, 2026, through maturity on November 1, 2030 or earlier redemption. The Subordinated Notes - 2030 are redeemable by us, in whole or in part on December 30, 2024 and on each interest payment date thereafter and upon the occurrence of certain specified events. The Subordinated Notes - 2030 are unsecured, subordinated obligations and are subordinated in right to payment of all of our existing and future senior indebtedness, including claims of depositors and general creditors and rank equally to the Subordinated Notes - 2029 and Subordinated Notes - Bank, discussed above. The Subordinated Notes - 2030 qualify as Tier 2 capital for regulatory purposes. (See Note 18. “Stockholders’ Equity” for additional information regarding regulatory capital).

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
(10) Leases

Lessor Arrangements
In our equipment finance portfolio we finance various types of equipment and machinery for clients through operating and sales-type leases. Sales-type leases and operating leases are carried at the aggregate of lease payments receivable plus the estimated residual value of the leased assets and any initial direct costs incurred to originate these leases, less unearned income and any purchase accounting adjustments, which are accreted into interest income over the lease term using the interest method. Our leases generally do not contain non-lease components.

Payment terms are generally fixed; however, in some agreements, lease payments may be indexed to a rate or index, such as LIBOR. Leases are typically payable in monthly installments with terms ranging from 30 to 120 months and may contain renewal options and purchase options that allow the client to acquire the leased asset at or near the end of the lease. To estimate the amount we expect to derive from a leased asset at the end of the lease term, we consider both internal and third-party appraisals as well as historical experience. We acquire leased assets at fair market value and provide funding to our clients at acquisition cost, less any volume or trade discounts as applicable. Therefore, there is generally no selling profit or loss to recognize or defer at lease inception.

The residual value of a sales-type or operating lease represents the estimated fair value of the leased equipment at the end of the lease term. In establishing residual value estimates, we may rely on industry data, historical experience, and independent appraisals. At maturity of a lease, residual assets are offered for sale, which may result in an extension of the lease by our client, a lease to a new client, or purchase of the residual asset by our client or another party. Impairment of residual values arises if the expected fair value is less than the carrying amount. We assess our net investment in sales-type leases (including residual values) for impairment on at least an annual basis with any impairment losses recognized in the ACL - loans. At December 31, 2021, there was no impairment losses recognized.

The components of our net investments in sales-type leases, which are included in Portfolio Loans on the consolidated balance sheet are as follows:

	December 31,
	2021	2020
Sales-type leases:
Lease receivables	$117,394	$170,347
Unguaranteed residual values	89,569	85,024
Total net investment in sales-type leases	$206,963	$255,371

During the year ended December 31, 2021 and December 31, 2020, we recognized lease interest income of $9.3 million, and $11.3 million on sales-type leases and $14.4 million and $16.1 million on operating leases respectively.

The remaining maturities of lease receivables as of December 31, 2021 were as follows:

	Operating	Sales-type
2022	$10,150	$67,629
2023	9,403	72,063
2024	8,526	27,292
2025	6,697	19,705
2026	2,288	28,248
Thereafter	883	3,030
Total lease payments	$37,947	217,967
Unearned income		(11,004)
Net lease receivables		$206,963

Lessee Arrangements
We determine if an arrangement is a lease at inception. We enter into leases in the normal course of business primarily for financial centers, back-office operations locations, business development offices, information technology data centers and equipment. Our leases have remaining terms of 2 months to 14 years, some of which include options to extend the lease for up to five years and some of which

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
include options to terminate the lease within two years. Sub-leases are not material to our consolidated financial statements and were not considered in the right-of-use asset or lease liability. Our leases do not include residual value guarantees or significant covenants.

We include lease extension and termination options in the lease term if, after considering relevant economic factors, it is reasonably certain we will exercise the option.
At December 31, 2021 and December 31, 2020, operating lease right-of-use assets of $97.1 million and $105.7 million; and operating lease liabilities of $98.6 million and $113.4 million were included in other assets and other liabilities, respectively, on our consolidated balance sheet. We do not have any significant finance leases in which we are the lessee.

The components of lease expense were as follows:

	December
	2021	2020
Operating lease expense	$20,179	$19,257
Sub-lease income	(1,988)	(2,277)
Net lease expense	$18,191	$16,980
Net lease expense for the year ended December 31, 2019, was $17.0 million.

Future minimum payments for operating leases with initial or remaining terms of one year or more as of December 31, 2021 were as follows:

2022	$17,462
2023	16,299
2024	14,787
2025	12,177
2026	11,209
2027 and thereafter	40,889
Total lease payments	112,823
Interest	14,227
Present value of lease liabilities	$98,596

The weighted average remaining lease term and discount rate used to calculate the present value of our right-of-use asset and lease liabilities were the following:

	December
	2021	2020
Weighted average remaining lease term (years)	7.89	7.85
Weighted average remaining discount rate	3.33%	3.33%

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
(11) Derivatives

From time to time we enter into interest rate swap agreements with customers who wish to manage their interest rate risk. In connection with such transaction, we execute offsetting interest rate swap with another financial institution. In connection with each swap transaction, we agree to pay interest to the customer on a notional amount at a variable interest rate and receive interest from the customer on a similar notional amount at a fixed interest rate. We manage our interest rate risk position by agreeing to pay another financial institution the same fixed interest rate on the same notional amount and to receive the same variable interest rate on the same notional amount. Because we enter into offsetting or “back to back” transactions, changes in the fair value of the underlying derivative contracts largely offset each other and do not materially impact the results of our operations.

We have entered into both over-the-counter (“OTC”) and exchange traded interest rate swap contracts. At December 31, 2021 and December 31, 2020, the OTC derivatives traded OTC are included in the financial statements at the gross fair value amount of the asset (included in other assets) and liability (included in other liabilities). In respect of interest rate swap contracts executed on an exchange we are required to make daily variation margin payments, a payment which represents the daily change in the fair value of our interest rate swap contracts. This settlement is referred to as settled-to-market and at December 31, 2021 and December 31, 2020 we had paid cash representing such variation margin in the amount of $43.5 million and $89.8 million, respectively.

We do not typically require our commercial customers to post cash or securities as collateral or margin in respect of interest rate swap agreements with us. However, in the case of default, our agreements and loan documents permit us to access collateral supporting the loan relationship to recover any losses suffered on the derivative asset or liability.

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
Summary information regarding these derivatives as of December 31, 2021 and 2020 is presented below:

	Notional amount	Average maturity (in years)	Weighted average fixed rate	Weighted average variable rate	Fair value
December 31, 2021
Included in other assets:
Third-party interest rate swap	$26,274			1 m LIBOR + 2.68%	$—
Customer interest rate swap
1 month LIBOR	1,788,593			1 m LIBOR + 2.09%	69,180
3 month LIBOR	12,215			3 m LIBOR + —%	44
SOFR CME term	7,500			SOFR CME term + 2.30%	117
Prime	7,600			Prime + 0.25%	193
Total	$1,842,182	4.02	4.25%		$69,534
Included in other liabilities:
Third-party interest rate swap
1 month LIBOR	$1,788,593			1 m LIBOR + 2.68%	$25,549
3 month LIBOR	12,215			3 m LIBOR + —%	44
SOFR CME term	7,500			SOFR CME term + 2.30%	117
Prime	7,600			Prime + 0.25%	193
Customer interest rate swap	26,274			1 m LIBOR + 2.09%	115
Total	$1,842,182	4.02	4.25%		$26,018
December 31, 2020
Included in other assets:
Third-party interest rate swap	$—				$—
Customer interest rate swap	1,913,607			1 m LIBOR + 2.20%	149,797
Total	$1,913,607	4.40	4.44%		$149,797
Included in other liabilities:
Third-party interest rate swap	$1,913,607			1 m LIBOR +2.20%	$60,004
Customer interest rate swap	—				—
Total	$1,913,607	4.40	4.44%		$60,004

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
(12) Income Taxes

Income tax expense for the periods indicated consisted of the following:

	For the year ended December 31,
	2021	2020	2019
Current income tax expense:
Federal	$78,784	$51,609	$4,133
State and local	12,481	26,782	27,616
Total current income tax expense	91,265	78,391	31,749
Deferred income tax (benefit) expense:
Federal	(6,503)	(35,455)	72,030
State and local	23,466	(13,037)	9,146
Total deferred income tax (benefit) expense	16,963	(48,492)	81,176
Total income tax expense	$108,228	$29,899	$112,925

Actual income tax expense differs from the tax computed based on pre-tax income and the applicable statutory Federal tax rate for the following reasons:

	For the year ended December 31,
	2021	2020	2019
Tax at federal statutory rate of 21%	$107,723	$53,690	$113,393
State and local income taxes, net of federal tax benefit	28,398	10,858	29,042
Tax-exempt interest, net of disallowed interest	(24,255)	(23,106)	(20,238)
BOLI income	(4,153)	(4,315)	(4,963)
Non-deductible compensation expense	4,077	494	289
Non-deductible acquisition related costs	1,309	—	—
Low income housing tax credits and other benefits	(53,175)	(39,630)	(19,567)
Low income housing investment amortization expense	46,850	34,295	16,718
Equity-based stock compensation benefit	(942)	995	(468)
FDIC insurance premium limitation	819	1,018	977
Impact of rate remeasurement on NOL carryback	—	(17,955)	—
Change in uncertain tax position	445	7,000	—
Other, net	1,132	6,555	(2,740)
Actual income tax expense	$108,228	$29,899	$112,443
Effective income tax rate	21.1%	11.7%	20.8%

Under the CARES Act, net operating losses arising in tax years beginning after December 31, 2017, and before January 1, 2021 can be carried back five tax years preceding the tax year which the loss originated. Following the passage of the CARES Act, we carried back a 2019 net operating loss to tax years 2014 and 2016. As a result, we recorded a tax benefit of $18.0 million due to federal statutory rates in 2014 and 2016 tax years being higher than the 2019 tax year.

As of December 31, 2021, we recorded $7.4 million of unrecognized gross tax benefits. The gross tax benefits do not reflect federal tax effect associated with the state tax amounts. The total amount of net unrecognized tax benefits at December 31, 2020 that would have affected the effective tax rate, if recognized, was $6.1 million. As of December 31, 2021, the accrual for unrecognized gross tax benefits was as follows:

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)

	For the year ended December 31,
	2021	2020	2019
Uncertain tax positions beginning of period	$7,000	$—	$—
Additions during current period	750	11,480	—
Decrease due to settlement	—	(1,315)	—
Interest expense in tax positions	100	123	—
Reductions, other	(405)	(3,288)	—
Uncertain tax positions at December 31, 2021	$7,445	$7,000	$—

Our policy is to recognize interest and/or penalties related to income taxes as a component of other non-interest expense. For the tax year ended December 31, 2021, we recognized income tax expense attributed to interest and penalties of approximately $100 thousand. For the tax years ended December 31, 2020, we recognized approximately $500 thousand of interest and penalties and no income tax expense attributed to interest and penalties for the year ended December 31, 2019. Accrued interest and penalties on tax liabilities were approximately $600 thousand at December 31, 2021 and $500 thousand at December 31, 2020. We do not expect the total amount of unrecognized tax benefits to increase significantly within the next twelve months.

Significant tax filings that remain open for examination include the following:
•Federal for tax years 2018 through present;
•New York State tax filings for tax years 2017 through present;
•New York City tax filings for tax years 2015 through present; and
•New Jersey State tax filings for tax years 2018 through present.

We are generally no longer subject to examination by federal, state or local taxing authorities for tax years prior to 2018.

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
The following table presents our deferred tax position at December 31, 2021 and 2020:

	December 31,
	2021	2020
Deferred tax assets:
ACL - loans	$74,735	$86,269
Lease liability	26,493	30,482
Deferred compensation	359	337
Other accrued compensation and benefits	8,377	10,189
Other reserves	4,222	3,903
Deferred rent	2,260	805
Other comprehensive loss (defined benefit plans)	69	—
Pension and post retirement expense	6,197	5,235
Deferred loan fees and costs	1,391	3,532
Accrued expenses	—	269
Net operating loss carryforwards	5,181	6,916
Other	2,539	1,470
Total deferred tax assets	131,823	149,407
Deferred tax liabilities:
Right of use asset (leases)	26,089	28,402
Acquisition fair value adjustments	59,512	58,157
Depreciation of premises and equipment and tax leases	55,035	60,715
Other comprehensive income (securities)	15,735	31,834
Deferred capital gains	8,356	6,368
Mortgage servicing rights	238	1,190
Other comprehensive gain (defined benefit plans)	—	564
Intangible asset amortization	7,035	4,428
Other	3,313	1,035
Total deferred tax liabilities	175,313	192,693
Net deferred tax liability	$(43,490)	$(43,286)

Net deferred tax liabilities were $43.5 million at December 31, 2021, compared to $43.3 million at December 31, 2020. In 2021, declines in deferred tax assets were substantially offset by declines in deferred liabilities. No valuation allowance was recorded against any deferred tax assets as of those dates, based upon management’s consideration of historical and anticipated future pre-tax income, and the reversal periods for the items resulting in deferred tax assets and liabilities.

Retained earnings at December 31, 2021 and 2020 included approximately $9.3 million for which no provision for federal income taxes has been made. This amount represents the tax bad debt reserve at December 31, 1987, which is the end of the Bank’s base year for purposes of calculating the bad debt deduction for tax purposes. If this portion of retained earnings is used in the future for any purposes other than to absorb bad debts, the amount used will be added to future taxable income. The unrecorded deferred tax liability on the above amount at December 31, 2021 and 2020, was approximately $2.0 million.

We acquired state and local NOL carryforwards in the merger with Astoria Financial Corporation that closed on October 2, 2017 (the “Astoria Merger”). We have an available New York State NOL carryforward of $61.8 million and a New York City NOL carryforward of $16.4 million, both of which expire in 2024.

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
(13) Investments in Low Income Housing Tax Credits (“LIHTC”)

We have invested in various limited partnerships that sponsor affordable housing projects utilizing the LIHTC pursuant to Section 42 of the Internal Revenue Code. The purpose of these investments is to assist the Bank in achieving its strategic plan associated with the Community Reinvestment Act and to achieve a satisfactory return on capital. The primary activities of the limited partnerships include the identification, development, and operation of multi-family housing that is leased to qualifying residential tenants. Generally, these types of investments are funded through a combination of debt and equity.

We are a limited partner in each LIHTC limited partnership. Each limited partnership is managed by an unrelated third party general partner who exercises full control over the affairs of the limited partnership. The general partner has all the rights, powers and authority granted or permitted to be granted to a general partner of a limited partnership. Duties entrusted to the general partner of each limited partnership include, but are not limited to: investment in operating companies, company expenditures, investment of excess funds, borrowing funds, employment of agents, disposition of fund property, prepayment and refinancing of liabilities, votes and consents, contract authority, disbursement of funds, accounting methods, tax elections, bank accounts, insurance, litigation, cash reserve, and use of working capital reserve funds. Except for limited rights granted to the limited partner(s) relating to the approval of certain transactions, the limited partner(s) may not participate in the operation, management, or control of the limited partnership’s business, transact any business in the limited partnership’s name or have any power to sign documents for or otherwise bind the limited partnership. In addition, the general partner may only be removed by the limited partner(s) in the event the general partner fails to comply with the terms of the agreement or is negligent in performing its duties.

The general partner of each limited partnership has both the power to direct the activities which most significantly affect the performance of each partnership and the obligation to absorb losses or the right to receive benefits that could be significant to the entities. Therefore, we have concluded that we are not the primary beneficiary of any LIHTC partnership. We use the proportional amortization method to account for our investments in these entities.

Our net investment in LIHTC are recorded in other assets in the consolidated balance sheets and the unfunded commitments are recorded in other liabilities in the consolidated balance sheets and were as follows:

	December 31,
	2021	2020

Gross investment in LIHTC	$649,446	$574,470
Accumulated amortization	(133,016)	(86,167)
Net investment in LIHTC	$516,430	$488,303

Unfunded commitments for LIHTC investments	$268,770	$283,849

Unfunded Commitments
The expected payments for unfunded affordable housing commitments at December 31, 2021 were as follows:

2022	$208,820
2023	32,343
2024	14,259
2025	1,597
2026	3,453
2027 and thereafter	8,298
$268,770

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
The following table presents tax credits and other tax benefits recognized and amortization expense related to affordable housing as follows:

	For the year ended December 31,
	2021	2020	2019
Tax credits and other tax benefits recognized	$(53,175)	$(39,630)	$(19,567)
Amortization expense included in income tax expense	46,850	34,295	16,718

(14) Stock-Based Compensation

We have one active stock-based compensation plan, as described below.

Our stockholders approved the 2015 Plan on May 28, 2015. The 2015 Plan permitted the grant of stock options, stock appreciation rights, restricted stock (both time-based and performance-based), restricted stock units, deferred stock and other stock-based awards. The total number of shares that could be awarded under the 2015 Plan was 2,800,000 shares, plus the remaining shares available for grant under the 2014 Stock Incentive Plan as of the date of adoption of the 2015 Plan.

On May 29, 2019 and May 26, 2021, our stockholders approved the Company's Amended and Restated 2015 Omnibus Equity and Incentive Plan (the "Amended Omnibus Plan"). The amendments approved in May of 2019 increased the shares available for issuance to 7,000,000 from 4,454,318 and updated certain tax-related provisions as a result of the Tax Reform Act as well as certain related administrative changes. The amendments approved in May of 2021, increased the shares available for issuance to 10,500,000 from 7,000,000. Each grant of a stock option, stock appreciation right or other award is counted as one (1) share against such limit.

At December 31, 2021, there were an aggregate amount of 4,190,349 shares available for future grant under the Amended Omnibus Plan. Pursuant to our Merger Agreement with Webster, we are required to obtain the prior written consent of Webster before we grant any shares under the Amended Omnibus Plan.

Restricted stock awards, which includes both time-based and performance-based, are granted with a fair value equal to the market price of our common stock at the date of grant. Stock option awards are granted with a strike price that is equal to the market price of our common stock at the date of grant. The restricted stock awards generally vest in equal installments annually on the anniversary date of grant and have total vesting periods ranging from one to five years, while stock options have 10-year contractual terms. Restricted stock awards that are performance based generally vest at the end of the grant term, which is generally a three year performance period. Such awards may vest between zero and 150% of the amount granted based on the Company’s performance relative to the performance criteria.

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
The following table summarizes the activity in our active stock-based compensation plans for the periods presented:

		Non-vested stock awards/stock units outstanding		Stock options outstanding
	Shares available for grant	Number of shares	Weighted average grant date fair value	Number of shares	Weighted average exercise price
Balance at January 1, 2019	2,318,950	1,333,514	$22.12	686,539	$11.20
Increase per Amended Omnibus Plan	2,545,682	—	—	—	—
Granted	(1,544,013)	1,544,013	19.66	—	—
Stock awards vested (1)	(70,353)	(593,560)	19.37	—	—
Exercised	—	—	—	(257,765)	11.29
Forfeited	98,270	(96,770)	21.92	(1,500)	10.03
Canceled/expired	(1,500)	—	—	—	—
Balance at December 31, 2019	3,347,036	2,187,197	$20.96	427,274	$11.15
Granted	(1,652,071)	1,652,071	18.69	—	—
Stock awards vested (2)	(39,504)	(689,668)	21.78	—	—
Exercised	—	—	—	(60,500)	10.08
Forfeited	186,110	(155,957)	20.55	(30,153)	13.43
Canceled/expired	(30,153)	—	—	—	—
Balance at December 31, 2020	1,811,418	2,993,643	$19.54	336,621	$11.14
Granted	(1,138,246)	1,138,246	20.36	—	—
Amended 2015 Omnibus Equity and Incentive Plan	3,500,000	—	—	—	—
Stock awards vested (3)	(107,945)	(1,525,099)	20.28	—	—
Exercised	—	—	—	(312,921)	10.96
Forfeited	94,013	(94,013)	19.30	—	—
Canceled/expired	31,109	(31,109)	20.85	—	—
Balance at December 31, 2021	4,190,349	2,481,668	$19.48	23,700	$13.49
Exercisable at December 31, 2021				23,700	$13.49

(1) The 70,353 shares vested represents performance shares that were granted in February 2016 to certain executives with a three-year measurement period. These shares vested in the first quarter of 2019 at 150.0% of the target amount granted, which resulted in these additional shares being awarded and additional expense of $1.0 million which was recorded in the first quarter of 2019.
(2) The 39,504 shares vested represents performance shares that were granted in February 2017 to certain executives with a three-year measurement period. These shares vested in the first quarter of 2020 at 150.0% of the target amount granted, which resulted in these additional shares being awarded and additional expense of $960 thousand, which was recorded in the first quarter of 2020.
(3) The 107,945 shares vested represents performance shares that were granted in February 2019 to certain executives with a three-year measurement period. Due to the merger with Webster that was pending as of December 31, 2021, the grants were modified to vest over the 11 quarter period ended September 30, 2021. Such shares vested at 119.0% of the target amount granted, which resulted in these additional shares being awarded and additional expense of $2.8 million in the fourth quarter of 2021.

At December 31, 2021, there were 620,381 performance shares outstanding granted to certain executives with a three year measurement period.

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
Other information regarding options outstanding and exercisable at December 31, 2021 follows:

	Outstanding and Exercisable
		Weighted average
	Number of stock options	Exercise price	Life (in years)
Range of exercise prices:
$13.23 to $14.59	23,700	$13.49	2.99

The total intrinsic value of outstanding in-the-money stock options and outstanding in-the-money exercisable stock options was $291 thousand at December 31, 2021.

We use an option pricing model to estimate the grant date fair value of stock options granted. There were no stock options granted in 2021, 2020 or 2019.

Stock-based compensation expense is recognized ratably over the requisite service period for all awards. Stock-based compensation expense associated with stock options and non-vested stock awards and the related income tax benefit was as follows:

	For the year ended December 31,
	2021	2020	2019
Stock options	$—	$—	$—
Non-vested stock awards/performance units	28,907	23,010	19,473
Total	$28,907	$23,010	$19,473
Income tax benefit	6,099	4,832	4,089
Proceeds from stock option exercises	3,430	610	2,909

Unrecognized stock-based compensation expense at December 31, 2021 was $26.9 million and the weighted average period over which unrecognized non-vested awards/performance units is expected to be recognized is 1.46 years.
(15) Pension and Other Post Retirement Benefits

(a)    Existing Pension Plans and Other Post Retirement Benefits
Our pension benefit plans include all of the assets and liabilities of the Astoria Excess and Supplemental Benefit Plans, the Astoria Directors’ Retirement Plan, the Greater New York Savings Bank Directors’ Retirement Plan and the Long Island Bancorp Directors’ Retirement Plan, which were assumed in the Astoria Merger. Our other post retirement benefit plans include the Astoria Bank Retiree Health Care Plan and the Astoria Bank BOLI plan, which were assumed in the Astoria Merger, and other non-qualified Supplemental Executive Retirement Plans that provide certain directors, officers and executives with supplemental retirement benefits.

During the third quarter of 2019, we terminated the Astoria Bank Employees’ Pension Plan. We purchased annuities from a third-party insurance carrier and made lump sum distributions as elected by the plan’s participants. In connection with the plan termination, we recognized a net gain of $11.8 million, which was mainly comprised of the remaining balance of accumulated other comprehensive income and related deferred taxes. At December 31, 2021, a pension reversion asset of $8.4 million was recorded in other assets in the consolidated balance sheets, and is held in custody by the Bank’s 401(k) plan custodian. The pension reversion asset is expected to be charged to earnings over the next four to six years as it is distributed to employees under qualified compensation and benefit programs.

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
The following is a summary of changes in the projected benefit obligation and fair value of pension plans and other post retirement benefits plan assets.

	Pension benefits		Other post retirement benefits
	December 31,		December 31,
	2021	2020	2021	2020
Changes in projected benefit obligation:
Beginning of year balance	$4,619	$4,529	$35,228	$32,238
Service cost	—	—	50	61
Interest cost	57	111	586	838
Actuarial loss (gain)	14	305	(1,361)	2,904
Benefits and distributions paid	(326)	(326)	(750)	(813)
End of year balance	4,364	4,619	33,753	35,228
Changes in fair value of plan assets:
Employer contributions	326	326	750	813
Benefits and distributions paid	(326)	(326)	(750)	(813)
End of year balance	—	—	—	—
Funded status at end of year	$(4,364)	$(4,619)	$(33,753)	$(35,228)

The underfunded pension benefits and the other post retirement benefits are included in other liabilities in our consolidated balance sheets at December 31, 2021 and 2020.

We made contributions of $326 thousand to pension plans in 2021 and 2020.

The following is a summary of the components of accumulated other comprehensive (loss) gain related to pension plans and other post retirement benefits. We do not expect that any net actuarial (loss) gain or prior service cost will be recognized as components of net periodic cost in 2022.

	Pension benefits		Other post retirement benefits
	December 31,		December 31,
	2021	2020	2021	2020
Net actuarial (loss) gain	$(2,418)	$1,761	$2,667	$279
Deferred tax benefit (expense)	668	(487)	(737)	(77)
Amount included in accumulated other comprehensive income, net of tax	$(1,750)	$1,274	$1,930	$202

The following is a summary of the discount rates used to determine the benefit obligations at the dates indicated.

	December 31,
	2021	2020
Pension benefit plans:
Astoria Excess and Supplemental Benefit Plans	2.19%	1.67%
Astoria Directors’ Retirement Plan	1.83	1.35
Greater Directors’ Retirement Plan	1.96	1.38
LIB Directors’ Retirement Plan	N/A	N/A
Other post retirement benefit plans:
Sterling Other Post retirement life insurance, and other plans	1.76% to 2.82%	1.11% to 2.53%
Astoria Bank Retiree Health Care Plan	2.58	2.19

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
The components of net periodic pension expense were as follows:

	Pension benefits			Other post retirement benefits
	For the Year Ended December 31,			For the Year Ended December 31,
	2021	2020	2019	2021	2020	2019
Service cost	$—	$—	$—	$50	$61	$48
Interest cost	57	111	6,924	552	838	997
Expected return on plan assets	—	—	(8,800)	—	—	—
Amortization of unrecognized actuarial loss (gain)	12	—	—	(74)	190	(102)
Amortization of transition obligation	—	—	—	14	14	—
Amortization of prior service cost	—	—	—	2	2	—
Net periodic pension expense (benefit)	$69	$111	$(1,876)	$544	$1,105	$943

Net periodic pension expense (benefit) is included in other non-interest expense in the consolidated income statements.

The following is a summary of the assumptions used to determine the net periodic cost (benefit) for the years ended December 31, 2021 and 2020.

	Discount rate
	2021	2020
Pension benefit plans:
Astoria Excess and Supplemental Benefit Plans	1.67%	2.68%
Astoria Directors’ Retirement Plan	1.35	2.39
Greater Directors’ Retirement Plan	1.38	2.50
LIB Directors’ Retirement Plan	N/A	N/A
Other post retirement benefit plans:
Sterling Other Post retirement life insurance and other plans	2.34% to 4.15%	1.11% to 3.20%
Astoria Bank Retiree Health Care Plan	2.19	3.00

As part of the Astoria Merger, we assumed the Astoria Bank Retiree Health Care Plan. The following table presents the assumed health care cost trend rates at the dates indicated.

	December 31,
	2021	2020
Health care cost trend rate assumed for the next year:
Pre-age 65	6.60%	6.20%
Post-age 65	4.50	5.80
Rate to which the cost trend rate is assumed to decline (the “ultimate trend rate”)	4.50	4.75
Year that ultimate trend rate is reached	2033	2026

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
As of December 31, 2021, estimated future total benefits expected to be paid are the following for the years ending December 31:

	Pension benefits	Other post retirement benefits
2022	$1,530	$1,951
2023	315	1,900
2024	304	1,866
2025	292	1,783
2026	279	1,718
Thereafter	1,132	15,539

(b)    Employee Savings Plan
We also sponsor a defined contribution plan established under Section 401(k) of the Internal Revenue Code. Eligible employees may elect to contribute up to 50.0% of their compensation to the plan. We provide a profit sharing contribution equal to 3.0% of eligible compensation of all employees. The contribution is made to all eligible employees regardless of their 401(k) elective deferral percentage. Voluntary matching and profit sharing contributions are invested in accordance with the participant’s direction in one or a number of investment options. Employee savings plan expense was $7.3 million for 2021, $7.6 million for 2020 and $7.9 million for 2019.

(16) Non-Interest Income, Other Non-Interest Expense, Other Assets and Other Liabilities

(a) Non-Interest Income - Revenue from Contracts with Customers
Our significant sources of non-interest income is set forth in our consolidated income statements. A description of our revenue streams is the following:

Deposit fees and service charges. We earn fees from our deposit customers mainly for transaction-based, account maintenance, and overdraft services. Transaction-based fees include services such as ATM use fees, stop payment charges, statement rendering, and ACH fees, and are recognized at the time the transaction is executed. Account maintenance fees, which relate primarily to monthly account maintenance, are earned over the course of a month, which represents the period over which we satisfy the performance obligation. Overdraft fees are recognized when the overdraft occurs. Service charges on deposits are withdrawn from the customer’s account balance.

Accounts receivable management / factoring commissions and other related fees.
We earn these fees / commissions in our payroll finance and factoring businesses, as described below.

Payroll finance. We provide financing and business process outsourcing, including full back-office, technology and tax accounting services, to independently-owned temporary staffing companies nationwide. Services provided include preparation of payroll, payroll tax payments, billings and collections.  Upon completion of the back-office support services, and as payroll remittances are made on behalf of the client to fund their employee payroll we recognize a portion of the total revenue generated as non-interest income. We collect invoices directly from the borrower’s customers, retain the amounts billed for the temporary staffing services provided, and remit the remaining funds to the borrower. The funds are remitted net of amounts previously advanced, payroll taxes withheld, service fees charged by us, and a reserve amount which is retained to offset potential uncollectible balances.

Factored Receivables. We provide accounts receivable management services.  The purchase of a client’s accounts receivable is traditionally known as “factoring” and results in payment by the client of a factoring fee. The factoring fee included in non-interest income represents compensation to us for bookkeeping and collection services provided.  The factoring fee, which is non-refundable, is recognized at the time the receivable is assigned to us. Other revenue associated with factored receivables includes wire transfer fees, technology fees, field examination fees and UCC fees. All such fees are recognized as income upon receipt.

Investment management fees. We earn investment management fees from our contracts with customers to manage assets for investment, and / or to transact on their accounts. Advisory fees are primarily earned over time as we provide the contracted monthly or quarterly services and are generally assessed based on a tiered scale of the market value of assets under management at month end. Fees that are transaction-based, including trade execution services, are recognized when the transaction is executed, i.e., the trade date.

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
Gains / Losses on sales of OREO. We record a gain or loss from the sale of OREO when control of the property transfers to the buyer, which generally occurs at the time of an executed deed. When we finance the sale of OREO to the buyer, we assesses whether the buyer is committed to perform its obligations under the contract and whether collectability of the transaction price is probable. Once these criteria are met, the OREO asset is derecognized and the gain or loss on sale is recorded upon the transfer of control of the property to the buyer. In determining the gain or loss on the sale, we may adjust the transaction price and related gain (loss) on sale if a significant financing component is present.

Contract Balances. A contract asset balance occurs when an entity performs a service for a customer before the customer pays consideration (resulting in a contract receivable) or before payment is due (resulting in a contract asset). A contract liability balance is an entity’s obligation to transfer a service to a customer for which the entity has already received payment (or payment is due) from the customer. Our non-interest revenue streams are largely based on transactional activity, or standard month-end revenue accruals such as investment management fees based on period-end market values. Consideration is often received immediately or shortly after we satisfy our performance obligation and revenue is recognized. We do not typically enter into long-term revenue contracts with customers, and therefore, we do not experience significant contract balances. As of December 31, 2021 and 2020, we did not have any significant contract balances.

(b) Other Non-Interest Expense
Other non-interest expense items are presented in the following table.

	For the year ended December 31,
	2021	2020	2019
Other non-interest expense:
Depreciation expense on operating leases	$11,660	$12,888	$—
Advertising and promotion	8,188	7,090	8,458
Communication	5,329	5,678	6,684
Residential mortgage loan servicing	4,791	5,337	5,926
Insurance & surety bond premium	3,825	4,818	3,831
Commercial loan servicing	4,903	4,512	3,093
Operational losses	2,424	2,430	3,643
Other	22,590	22,704	22,209
Total other non-interest expense	$63,710	$65,457	$53,844

(c) Other Assets
Other assets are presented in the following table. Significant components of the aggregate of other assets are presented separately.

	At December 31,
	2021	2020
Other assets:
Low income housing tax credit investments (see Note 13)	$516,430	$488,303
Right of use asset for operating leases (see Note 10)	97,092	105,667
Fair value of swaps (see Note 11)	69,534	149,797
Cash on deposit as swap collateral / settlement (see Note 11)	44,473	82,478
Operating leases - equipment and vehicles leased to others (see Note 10)	37,947	55,224
Other asset balances	192,208	181,934
Total other assets	$957,684	$1,063,403

Other asset items include income tax balances, collateral posted for swaps that are not exchange traded, prepaid insurance, prepaid property taxes, prepaid maintenance, accounts receivable and miscellaneous assets.

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
(d) Other Liabilities
Other liabilities are presented in the following table. Significant components of the aggregate of other liabilities are presented separately.

	At December 31,
	2021	2020
Other liabilities:
Commitment to fund low income housing tax credit investments (see Note 13)	$268,770	$283,849
Lease liability (see Note 10)	98,596	113,405
Payroll finance and factoring liabilities	125,499	115,802
Fair value of swap liabilities (see Note 11)	26,018	60,004
Other liability balances	174,573	155,642
Total other liabilities	$693,456	$728,702

Other liability balances include accrued interest payable, accounts payable, accrued liabilities mainly for compensation and benefit plans and other miscellaneous liabilities.

(17) Earnings Per Common Share

The following is a summary of the calculation of EPS:

	For the year ended December 31,
	2021	2020	2019
Net income available to common stockholders	$396,907	$217,886	$419,108
Weighted average common shares outstanding for computation of basic EPS	191,591,952	194,084,358	205,679,874
Common-equivalent shares due to the dilutive effect of stock options and performance based stock grants(1)	363,488	308,985	451,754
Weighted average common shares for computation of diluted EPS	191,955,440	194,393,343	206,131,628
EPS:
Basic	$2.07	$1.12	$2.04
Diluted	2.07	1.12	2.03
Weighted average common shares that could be exercised that were anti-dilutive for the period(2)	—	74,040	—

(1)Represents incremental shares computed using the treasury stock method.
(2)    Anti-dilutive shares are not included in determining diluted earnings per share.
(18) Stockholders’ Equity

(a) Regulatory Capital Requirements
Banks and bank holding companies are subject to various regulatory capital requirements administered by the federal banking agencies. Capital adequacy guidelines, and, additionally for banks, prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off-balance sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk-weighting, and other factors. Failure to meet capital requirements can initiate regulatory action. Management believes as of December 31, 2021, the Company and Bank meet all capital adequacy requirements to which they are subject.

The Basel III Capital Rules became fully effective for us and the Bank on January 1, 2019. Quantitative measures established by the Basel III Capital Rules to ensure capital adequacy require the maintenance of minimum amounts and ratios (set forth in the table below) of Common Equity Tier 1 capital (as defined in the regulations), Tier 1 capital (as defined in the regulations) and Total capital (as defined in the regulations) to RWA, and of Tier 1 capital to adjusted quarterly average assets (as defined in the regulations) (the “Tier 1 leverage ratio”).

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)

The Company’s and the Bank’s Common Equity Tier 1 capital consists of common stock and related paid-in capital, net of treasury stock, and retained earnings. In connection with the adoption of the Basel III Capital Rules, we elected to opt-out of the requirement to include most components of accumulated other comprehensive income in Common Equity Tier 1 capital. Common Equity Tier 1 capital for both the Company and the Bank is reduced by goodwill and other intangible assets, net of associated deferred tax liabilities and subject to transition provisions.

Tier 1 capital includes Common Equity Tier 1 capital and additional Tier 1 capital, including preferred stock. Total capital includes Tier 1 capital and Tier 2 capital. Tier 2 capital (as defined in the regulations) for both the Bank and the Company includes a permissible portion of the ACL. Tier 2 capital at the Company includes $492.5 million of the Subordinated Notes - 2029 and 2030. During the final five years of the terms of both outstanding issuances of the Subordinated Notes - Company 2029 and 2030, the permissible portion eligible for inclusion in Tier 2 capital decreases by 20% annually.

The Common Equity Tier 1, Tier 1 and Total capital ratios are calculated by dividing the respective capital amounts by risk weighted assets (“RWA”). RWA is calculated based on regulatory requirements and includes total assets, excluding goodwill and other intangible assets, allocated by risk weight category, and certain off-balance-sheet items, among other items.

The Tier 1 leverage ratio is calculated by dividing Tier 1 capital by adjusted quarterly average total assets, which exclude goodwill and other intangible assets, among other things. The Basel III Capital Rules require the Company and the Bank to maintain: (i) a minimum ratio of Common Equity Tier 1 capital to RWA of at least 4.5%, plus a 2.5% “capital conservation buffer” (which is added to the 4.5% Common Equity Tier 1 capital ratio, effectively resulting in a minimum ratio of Common Equity Tier 1 capital to RWA of at least 7.0%); (ii) a minimum ratio of Tier 1 capital to RWA of at least 6.0%, plus the capital conservation buffer (which is added to the 6.0% Tier 1 capital ratio, effectively resulting in a minimum Tier 1 capital ratio of 8.5%); (iii) a minimum ratio of Total capital to RWA of at least 8.0%, plus the capital conservation buffer (which is added to the 8.0% total capital ratio, effectively resulting in a minimum total capital ratio of 10.5%); and (iv) a minimum Tier 1 leverage ratio of 4.0%.

The Basel III Capital Rules also provide for a “countercyclical capital buffer” that is applicable to only certain covered institutions and as of December 31, 2021 or 2020 does not have any applicability to the Company or the Bank.

The aforementioned capital conservation buffer is designed to absorb losses during periods of economic stress. Banking institutions with a ratio of Common Equity Tier 1 capital to RWA above the minimum but below the conservation buffer (or below the combined capital conservation buffer and countercyclical capital buffer, when the latter is applied) will face constraints on dividends, equity repurchases and compensation based on the amount of the shortfall.

The following tables present actual and required capital ratios as of December 31, 2021 and December 31, 2020 for the Company and the Bank under the Basel III Capital Rules. The minimum required capital amounts presented include the minimum required capital levels as of December 31, 2021  and December 31, 2020 based on the phase-in provisions of the Basel III Capital Rules. Capital levels required to be considered well capitalized are based upon prompt corrective action regulations, as amended, to reflect the changes under the Basel III Capital Rules.

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)

	Actual		Minimum capital required - Basel III		Required to be considered well capitalized
	Capital amount	Ratio	Capital amount	Ratio	Capital amount	Ratio
December 31, 2021
Common equity tier 1 to RWA:
Sterling National Bank	$3,567,156	15.00%	$1,665,179	7.00%	$1,546,238	6.50%
Sterling Bancorp	3,064,455	12.84	1,670,310	7.00	N/A	N/A

Tier 1 capital to RWA:
Sterling National Bank	3,567,156	15.00	2,022,003	8.50	1,903,062	8.00
Sterling Bancorp	3,200,200	13.41	2,028,234	8.50	N/A	N/A

Total capital to RWA:
Sterling National Bank	3,722,045	15.65	2,497,769	10.50	2,378,828	10.00
Sterling Bancorp	3,847,634	16.12	2,505,466	10.50	N/A	N/A

Tier 1 leverage ratio:
Sterling National Bank	3,567,156	12.75	1,118,782	4.00	1,398,477	5.00
Sterling Bancorp	3,200,200	11.42	1,120,780	4.00	N/A	N/A

	Actual		Minimum capital required - Basel III		Required to be considered well capitalized
	Capital amount	Ratio	Capital amount	Ratio	Capital amount	Ratio
December 31, 2020
Common equity tier 1 to RWA:
Sterling National Bank	$3,198,145	13.38%	$1,673,516	7.00%	$1,553,979	6.50%
Sterling Bancorp	2,727,385	11.39	1,675,747	7.00	N/A	N/A

Tier 1 capital to RWA:
Sterling National Bank	3,198,145	13.38	2,032,127	8.50	1,912,590	8.00
Sterling Bancorp	2,864,074	11.96	2,034,836	8.50	N/A	N/A

Total capital to RWA:
Sterling National Bank	3,521,458	14.73	2,510,274	10.50	2,390,737	10.00
Sterling Bancorp	3,638,033	15.20	2,513,621	10.50	N/A	N/A

Tier 1 leverage ratio:
Sterling National Bank	3,198,145	11.33	1,128,913	4.00	1,411,142	5.00
Sterling Bancorp	2,864,074	10.14	1,130,362	4.00	N/A	N/A

Management believes that as of December 31, 2021, the Bank was “well-capitalized.” At December 31, 2021 and December 31, 2020, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank’s category.

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
A reconciliation of the Company’s and the Bank’s stockholders’ equity to their respective regulatory capital at December 31, 2021 and 2020 is as follows:

	The Company		The Bank
	December 31,		December 31,
	2021	2020	2021	2020
Total U.S. GAAP common stockholders’ equity	$4,744,404	$4,453,825	$5,204,362	$4,881,841
CECL transition provision	101,321	109,562	101,321	109,562
Disallowed goodwill and other intangible assets	(1,740,256)	(1,751,186)	(1,697,513)	(1,708,442)
Net unrealized gain on available for sale securities	(41,318)	(83,592)	(41,318)	(83,592)
Net accumulated other comprehensive income components	304	(1,224)	304	(1,224)
Tier 1 risk-based capital	3,064,455	2,727,385	3,567,156	3,198,145
Preferred stock - additional Tier 1 capital	135,745	136,689	—	—
Total Tier 1 capital	3,200,200	2,864,074	3,567,156	3,198,145
Subordinated notes - Bank	—	102,439	—	143,703
Subordinated notes - Company	492,545	491,910	—	—
Total Tier 2 capital	492,545	594,349	—	143,703
ACL - loans, HTM securities and off-balance sheet commitments, under the CECL transition provision	154,889	179,610	154,889	179,610
Total risk-based capital	$3,847,634	$3,638,033	$3,722,045	$3,521,458

(b) Dividend Restrictions
We are mainly dependent upon dividends from the Bank to provide funds for the payment of dividends to stockholders and to provide for other cash requirements. Banking regulations may limit the amount of dividends that may be paid by the Bank. Approval by regulatory authorities is required if the effect of dividends declared would cause the regulatory capital of the Bank to fall below specified minimum levels. Approval is also required if dividends declared exceed the net profits for that year combined with the retained net profits for the preceding two years. Under the foregoing dividend restrictions, and while maintaining its “well-capitalized” status, at December 31, 2021, the Bank had capacity to pay aggregate dividends of up to $392.5 million to us without prior regulatory approval.

(c) Preferred Stock
On October 2, 2017, we registered and issued 135,000 shares equal to $135.0 million of 6.50% Non-Cumulative Perpetual Preferred Stock, Series A, with a par value of $0.01 and with a liquidation preference of $1.0 thousand per share (the “Company Preferred Stock”). In addition, we registered and issued 5,400,000 depositary shares, with each depositary share representing 1/40th interest in the Company Preferred Stock. Holders of the depositary shares referenced in the prior sentence will be entitled to all proportional rights and preferences of the Company Preferred Stock (including dividends, voting, redemption and liquidation rights). Under the terms of the Company Preferred Stock, our ability to pay dividends on, make distributions with respect to or repurchase, redeem or otherwise acquire shares of our common stock or any preferred stock ranking on parity with or junior to the Company Preferred Stock will be subject to restrictions in the event that we do not declare and either pay or set aside a sum sufficient for payment of dividends on the Company Preferred Stock for the immediately preceding dividend period.  Dividends are payable January 15, April 15, July 15 and October 15 of each year. The Preferred Stock is redeemable in whole or in part from time to time, on October 15, 2022 or any dividend payment date thereafter.

(d) Stock Repurchase Plan
Our Board of Directors has authorized the repurchase of 50,000,000 shares of our common stock. In 2021, we repurchased 1,235,372 shares of our common stock at a weighted average price of $22.12 per share, for total consideration of $27.3 million. In 2020, we repurchased 6,825,353 shares at a weighted average price of $16.35 per share, for total consideration of $111.6 million. Repurchases are made at management’s discretion through open market purchases and block trades in compliance with SEC and regulatory requirements. Any common shares purchased are held as treasury stock and made available for general corporate purposes. In connection with entering into the Merger Agreement we suspended our common stock repurchase plan.

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
(e) Liquidation Rights
Upon completion of the second-step conversion in January 2004, the Bank established a special “liquidation account” in accordance with OCC regulations. The account was established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders (as defined in the plan of conversion) in an amount equal to the greater of (i) the Mutual Holding Company’s ownership interest in the retained earnings of the Bank as of the date of its latest balance sheet contained in the prospectus; or (ii) the retained earnings of the Bank at the time that the Bank reorganized into the Mutual Holding Company in 1999. Each Eligible Account Holder and Supplemental Eligible Account Holder that continues to maintain his or her deposit account at the Bank would be entitled, in the event of a complete liquidation of the Bank, to a pro rata interest in the liquidation account prior to any payment to the stockholders of the Holding Company (as defined in the plan of conversion). The liquidation account is reduced annually on September 30 to the extent that Eligible Account Holders and Supplemental Eligible Account Holders have reduced their qualifying deposits as of each anniversary date. At December 31, 2021, the liquidation account had a balance of $13.3 million. Subsequent increases in deposits do not restore such account holder’s interest in the liquidation account. The Bank may not pay cash dividends or make other capital distributions if the effect thereof would be to reduce its stockholder’s equity below the amount of the liquidation account.

(19) Off-Balance Sheet Financial Instruments

In the normal course of business, we enter into various transactions, which, in accordance with GAAP, are not included in our consolidated balance sheets. We enter into these transactions to meet the financing needs of our customers. These transactions include commitments to extend credit and standby letters of credit, which involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. We minimize our exposure to loss under these commitments by subjecting them to credit approval and monitoring procedures.

We enter into contractual commitments to extend credit, normally with fixed expiration dates or termination clauses, at specified rates and for specific purposes. Substantially all of our commitments to extend credit are contingent upon customers maintaining specific credit standards at the time of loan funding. Standby letters of credit are written conditional commitments issued by us to guarantee our customer’s performance to a third-party. In the event the customer does not perform in accordance with the terms of the agreement with the third-party, we would be required to fund the commitment. The maximum potential amount of future payments we could be required to make is represented by the contractual amount of the commitment. If the commitment were funded, we would be entitled to seek recovery from the customer. Our standby letter of credit arrangements contain security and debt covenants similar to those contained in our loan agreements. As of December 31, 2021, we had $178.2 million in outstanding letters of credit, of which $97.8 million were secured by cash collateral and $80.4 million were secured by other collateral. The carrying value of these obligations are not considered material.

The contractual or notional amounts of these instruments, which reflect the extent of our involvement in particular classes of off-balance sheet financial instruments, are summarized as follows:

	December 31,
	2021	2020
Loan origination commitments	$631,901	$641,965
Undrawn lines of credit	1,665,367	1,623,745
Letters of credit	178,154	181,890

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
(20) Litigation

The Company and the Bank are involved in a number of judicial proceedings concerning matters arising from conducting their business activities, including routine legal proceedings arising in the ordinary course of business. These proceedings also include actions brought against the Company and the Bank with respect to corporate matters and transactions in which the Company and the Bank were involved. In addition, the Company and the Bank may be requested to provide information or otherwise cooperate with government authorities in the conduct of investigations of other persons or industry groups.

There can be no assurance as to the ultimate outcome of a legal proceeding; however, the Company and the Bank have generally denied, or believe they have meritorious defenses and will deny, liability in all significant litigation pending against them and intend to vigorously defend each case, other than matters deemed appropriate for settlement. The Company accrues a liability for legal claims when payments associated with the claims become probable and the costs can be reasonably estimated. The actual costs of resolving legal claims may be substantially higher or lower than the amounts accrued for those claims.

(21) Fair Value Measurements

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in an orderly transaction occurring in the principal or most advantageous market for such asset or liability in an orderly transaction between market participants on the measurement date. In estimating fair value, we use valuation techniques that are consistent with the market approach, the income approach and/or the cost approach. Such valuation techniques are consistently applied. GAAP establishes a fair value hierarchy comprised of three levels of inputs that may be used to measure fair values.

Level 1 Inputs – Unadjusted quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs – Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risk, etc.) or inputs that are derived principally from, or corroborated by, market data by correlation or other means.

Level 3 Inputs – Unobservable inputs for determining the fair value of assets or liabilities that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

In general, fair value is based on quoted market prices, when available. If quoted market prices in active markets are not available, fair value is based on internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality and our creditworthiness, among other things, as well as unobservable parameters. Any such valuation adjustments are applied consistently over time. Our valuation methodologies may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. While management believes our valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. Furthermore, the reported fair value amounts have not been comprehensively revalued since the presentation dates, and therefore, estimates of fair value after the balance sheet date may differ significantly from the amounts presented herein. A more detailed description of the valuation methodologies used for assets and liabilities measured at fair value is set forth below. Transfers between levels of the fair value hierarchy are recognized on the actual date of the event or circumstances that caused the transfer, which generally coincide with our monthly and/or quarterly valuation process.

The following categories of financial assets are measured at fair value on a recurring basis.

Investment Securities AFS
The majority of our AFS securities are reported at fair value utilizing Level 2 inputs as quoted market prices are generally not available. For these securities, we obtain fair value measurements from an independent pricing service. The fair value measurements are calculated based on market prices of similar securities and consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information and the securities’ terms and conditions, among other things.

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)

We review the prices supplied by the independent pricing service, as well as their underlying pricing methodologies, for reasonableness and to ensure such prices are aligned with traditional pricing matrices. In general, we do not purchase investment securities that have a complicated structure. Our entire portfolio consists of traditional investments, nearly all of which are mortgage pass-through securities, state and municipal general obligation or revenue bonds, U.S. agency bullet and callable securities and corporate bonds. Pricing for such instruments is fairly generic and is generally easily obtained. From time to time, we validate, on a sample basis, prices supplied by the independent pricing service by comparison to prices obtained from third-party sources or derived using internal models.

At December 31, 2021, we do not believe any of our securities are OTTI; however, we review all of our securities on at least a quarterly basis to assess whether impairments, if any, are OTTI.

Derivatives
The fair values of derivatives are based on valuation models using current observable market data (including interest rates and fees), the remaining terms of the agreements and the credit worthiness of the counterparty as of the measurement date, which are considered Level 2 inputs. Our derivatives are traded in an over-the-counter market where quoted market prices are not always available. Our derivatives at December 31, 2021, consisted of interest rate swaps. (See Note 11. “Derivatives.”)

A summary of assets and liabilities at December 31, 2021 measured at estimated fair value on a recurring basis is as follows:

	December 31, 2021
	Fair value	Level 1 inputs	Level 2 inputs	Level 3 inputs
Assets:
Investment securities AFS:
Residential MBS:
Agency-backed	$1,087,409	$—	$1,087,409	$—
CMO/Other MBS	204,245	—	204,245	—
Total residential MBS	1,291,654	—	1,291,654	—
Federal agencies	369,772	—	369,772	—
Corporate bonds	763,503	—	763,503	—
State and municipal	370,789	—	370,789	—
Total other securities	1,504,064	—	1,504,064	—
Total investment securities AFS	2,795,718	—	2,795,718	—
Swaps	69,534	—	69,534	—
Total assets	$2,865,252	$—	$2,865,252	$—
Liabilities:
Swaps	$26,018	$—	$26,018	$—
Total liabilities	$26,018	$—	$26,018	$—

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
A summary of assets and liabilities at December 31, 2020 measured at estimated fair value on a recurring basis is as follows:

	December 31, 2020
	Fair value	Level 1 inputs	Level 2 inputs	Level 3 inputs
Assets:
Investment securities AFS:
Residential MBS:
Agency-backed	$918,260	$—	$918,260	$—
CMO/Other MBS	373,284	—	373,284	—
Total residential MBS	1,291,544	—	1,291,544	—
Federal agencies	156,467	—	156,467	—
Corporate bonds	463,512	—	463,512	—
State and municipal	387,095	—	387,095	—
Total other investment securities AFS	1,007,074	—	1,007,074	—
Total AFS securities	2,298,618	—	2,298,618	—
Interest rate caps and swaps	149,797	—	149,797	—
Total assets	$2,448,415	$—	$2,448,415	$—
Liabilities:
Swaps	$60,004	$—	$60,004	$—
Total liabilities	$60,004	$—	$60,004	$—

The following categories of financial assets are not measured at fair value on a recurring basis, but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment).

Loans Held for Sale
The estimated fair value of commercial loans originated and intended for sale approximates their carrying value as these loans are variable-rate loans that reprice frequently with no significant change in credit risk since origination. Residential loans held for sale are carried at the lower of cost or fair value, which is evaluated on a pool-level basis. Fair value is determined using quoted prices for similar assets, adjusted for specific attributes of that loan or other observable market data, such as outstanding commitments from third party investors.

Collateral Dependent Loans
For collateral dependent loans, which are presented in the table below, where we determined that foreclosure of the collateral is probable, or where the borrower is experiencing financial difficulty and we expect repayment of the loan to be provided substantially through the operation or sale of the collateral, the ACL- loans is measured based on the difference between the fair value of the collateral and the amortized cost basis of the loan as of the measurement date. For real estate loans, the fair value of the loan’s collateral is determined by third party appraisals, which are then adjusted for the estimated selling and closing costs related to liquidation of the collateral. The unobservable inputs may vary depending on the individual assets. We review third party appraisals for appropriateness and adjust the value downward to consider selling and closing costs, which generally range from 4% to 10% of the appraised value. For non-real estate loans, fair value of the loan’s collateral may be determined using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business.

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
A summary of collateral dependent loans at December 31, 2021:

	December 31, 2021
	Fair value	Level 1 inputs	Level 2 inputs	Level 3 inputs
C&I	$2,207	$—	$—	$2,207
Equipment financing	1,215	—	—	1,215
CRE	20,720	—	—	20,720
Acquisition, development and construction	22,500	—	—	22,500
Residential mortgage	293	—	—	293
Consumer	3,093	—	—	3,093
Total collateral dependent loans measured at fair value	$50,028	$—	$—	$50,028

A summary of collateral dependent loans at December 31, 2020:

	December 31, 2020
	Fair value	Level 1 inputs	Level 2 inputs	Level 3 inputs
Commercial & industrial	$10,916	$—	$—	$10,916
ABL	1,899	—	—	1,899
Equipment finance	—	—	—	—
Payroll finance	2,300	—	—	2,300
CRE	27,323	—	—	27,323
Multi-family	—	—	—	—
ADC	—	—	—	—
Residential mortgage	1,307	—	—	1,307
Consumer	3,593	—	—	3,593
Total impaired loans measured at fair value	$47,338	$—	$—	$47,338

OREO
OREO is initially recorded at fair value less costs to sell when acquired, which establishes a new cost basis. These assets are subsequently accounted for at the lower of cost or fair value, less costs to sell, and are primarily comprised of commercial and residential real estate property. Upon initial recognition, OREO is re-measured and reported at fair value through a charge-off to the ACL - loans based on the fair value of the underlying collateral. The fair value is generally determined using appraisals or other indications of value based on recent comparable sales of similar properties or assumptions generally observable in the market place. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between comparable sales and income data available. The fair value is derived using Level 3 inputs. Appraisals are reviewed by our credit department, our external loan review consultant and verified by officers in our credit administration area. OREO subject to non-recurring fair value measurement was $0.2 million and $5.3 million at December 31, 2021 and 2020, respectively. There were no write-downs in 2021, $1.6 million of write-downs in 2020 and $959 thousand of write-downs in 2019 related to changes in fair value recognized through income for those foreclosed assets held by us.

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
Significant Unobservable Inputs to Level 3 Measurements
The following table presents quantitative information about significant unobservable inputs used in the fair value measurements for collateral dependent Level 3 assets at December 31, 2021:

Non-recurring fair value measurements	Fair value	Valuation technique	Unobservable input / assumptions	Discount rate/prepayment speeds(1) (weighted average)
Impaired loans:
C&I	$2,207	Discount analysis	Mainly value of taxi medallions	6.0% -10.0% (7.9%)
CRE	20,720	Appraisal	Adjustments for comparable properties	22.0%
Residential mortgage	293	Appraisal	Adjustments for comparable properties	22.0%
Consumer	3,093	Appraisal	Adjustments for comparable properties	22.0%
Assets taken in foreclosure:
Residential mortgage	197	Appraisal	Adjustments by management to reflect current conditions/selling costs	22.0%
(1) For loans collateralized by real estate and real estate assets taken in foreclosure the discount rate represents the discount factors applied to the appraisal to determine fair value, which includes a general discount to the appraised value based on historical experience, estimated costs to carry and costs of sale.

The following table presents quantitative information about significant unobservable inputs used in the fair value measurements for Level 3 assets at December 31, 2020:

Non-recurring fair value measurements	Fair value	Valuation technique	Unobservable input / assumptions	Discount rate/prepayment speeds(1) (weighted average)
Impaired loans:
C&I	$10,916	Discount analysis	Mainly value of taxi medallions	10% -19% (14)%
Asset-based lending	1,899	Appraisal	Value of underlying collateral	Approx. 50%
Payroll Finance	2,300	Appraisal	Value of underlying collateral	Approx. 50%
CRE	27,323	Appraisal	Adjustments for comparable properties	22.0%
Residential mortgage	1,307	Appraisal	Adjustments for comparable properties	22.0%
Consumer	3,593	Appraisal	Adjustments for comparable properties	22.0%
Assets taken in foreclosure:
Residential mortgage	1,425	Appraisal	Adjustments by management to reflect current conditions/selling costs	22.0%
CRE	2,368	Appraisal	Adjustments by management to reflect current conditions/selling costs	22.0%
ADC	1,554	Appraisal	Adjustments by management to reflect current conditions/selling costs	22.0%
(1) See (1) above.

Fair Values of Financial Instruments
GAAP requires disclosure of fair value information for those financial instruments for which it is practicable to estimate fair value, whether or not such financial instruments are recognized in the consolidated financial statements for interim and annual periods.

Quoted market prices are used to estimate fair values when those prices are available, although active markets do not exist for many types of financial instruments. Fair values for these instruments must be estimated by management using techniques such as discounted cash flow analysis and comparison to similar instruments. These estimates are highly subjective and require judgments regarding significant matters, such as the amount and timing of future cash flows and the selection of discount rates that appropriately reflect

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
market and credit risks. Changes in these judgments often have a material effect on the fair value estimates. Since these estimates are made as of a specific point in time, they are susceptible to material near-term changes. Fair values disclosed in accordance with GAAP do not reflect any premium or discount that could result from the sale of a large volume of a particular financial instrument, nor do they reflect possible tax ramifications or estimated transaction costs.

The following is a summary of the carrying amounts and estimated fair value of financial assets and liabilities (none of which were held for trading purposes) as of December 31, 2021:

	December 31, 2021
	Carrying amount	Level 1 inputs	Level 2 inputs	Level 3 inputs
Financial assets:
Cash and due from banks	$308,013	$308,013	$—	$—
Securities AFS	2,795,718	—	2,795,718	—
Securities HTM	1,638,886	—	1,742,373	—
Portfolio loans, net	21,078,724	—	—	21,071,220
Loans held for sale	6,924	—	6,924	—
Accrued interest receivable on securities	28,127	—	28,127	—
Accrued interest receivable on loans	67,025	—	—	67,025
FHLB stock and FRB stock	175,008	—	—	—
Swaps	69,534	—	69,534	—
Financial liabilities:
Non-maturity deposits	21,584,637	21,584,637	—	—
Certificates of deposit	1,230,238	—	1,224,027	—
FHLB borrowings	542,000	—	541,998	—
Other borrowings	178,008	—	178,008	—
Subordinated Notes - Bank	—	—	—	—
Subordinated Notes - Company	492,545	—	519,835	—
Mortgage escrow funds	58,438	—	58,438	—
Accrued interest payable on deposits	516	—	516	—
Accrued interest payable on borrowings	1,500	—	1,500	—
Swaps	26,018	—	26,018	—

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
The following is a summary of the carrying amounts and estimated fair value of financial assets and liabilities (none of which were held for trading purposes) as of December 31, 2020:

	December 31, 2020
	Carrying amount	Level 1 inputs	Level 2 inputs	Level 3 inputs
Financial assets:
Cash and due from banks	$305,002	$305,002	$—	$—
Securities AFS	2,298,618	—	2,298,618	—
Securities HTM	1,740,838	—	1,874,504	—
Portfolio loans, net	21,522,309	—	—	21,791,489
Loans held for sale	11,749	—	11,749	—
Accrued interest receivable on securities	26,508	—	26,508	—
Accrued interest receivable on loans	70,997	—	—	70,997
FHLB stock and FRB stock	166,190	—	—	—
Swaps	149,797	—	149,797	—
Financial liabilities:
Non-maturity deposits	21,122,692	21,122,692	—	—
Certificates of deposit	1,996,830	—	2,002,702	—
FHLB borrowings	382,000	—	382,000	—
Other borrowings	304,101	—	304,101	—
Subordinated Notes - Bank	143,703	—	145,870	—
Subordinated Notes - Company	491,910	—	506,497	—
Mortgage escrow funds	59,686	—	59,686	—
Accrued interest payable on deposits	1,068	—	1,068	—
Accrued interest payable on borrowings	3,425	—	3,425	—
Swaps	60,004	—	60,004	—

The following paragraphs summarize the principal methods and assumptions used by us to estimate the fair value of certain of our financial instruments noted above:

Loans
The fair value of portfolio loans, net is determined using an exit price methodology. The exit price methodology is based on a discounted cash flow analysis, in which projected cash flows are based on contractual cash flows adjusted for prepayments for certain loan types (e.g. each of the loan types we reported in Note 4. “Portfolio Loans”) and the use of a discount rate based on expected relative risk of the cash flows. The discount rate selected considers loan type, maturity date, a liquidity premium, cost to service, and cost of capital, which is a Level 3 fair value estimate.

Accrued interest receivable
The carrying amounts of accrued interest approximate fair value and are classified in the fair value hierarchy in the same level as with the asset/liability they are associated with.

FHLB and FRB stock
Due to restrictions placed on transferability, it is not practical to determine the fair value of these securities.

Deposits and mortgage escrow funds
The fair values disclosed for non-maturity deposits (e.g., interest and non-interest checking, savings, and money market accounts) are by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amount) resulting in a Level 1 classification. The carrying amounts of certificates of deposit and mortgage escrow funds are segregated by account type and original term, and fair values are estimated by using a discounted cash flows calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits, resulting in a Level 2 classification.

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
These fair values do not include the value of core deposit relationships that comprise a significant portion of our deposits. We believe that our core deposit relationships provide a relatively stable, low-cost funding source that has a substantial value separate from the deposit balances.

FHLB borrowings, other borrowings, and Subordinated Notes Bank and Company
The carrying amounts of FHLB short-term borrowings, and borrowings under repurchase agreements, generally maturing within ninety days, approximate their fair values, resulting in a Level 2 classification. The fair value of long-term FHLB borrowings, and the Subordinated Notes - Bank and Company are estimated using discounted cash flow analyzes based on current borrowing rates for similar types of borrowing arrangements, resulting in a Level 2 classification.

Other financial instruments
Other financial assets and liabilities listed in the table above have estimated fair values that approximate the respective carrying amounts because the instruments are payable on demand or have short-term maturities and present relatively low credit risk and interest rate risk.

The fair values of our off-balance-sheet financial instruments described in Note 19. “Off-Balance Sheet Financial Instruments” were estimated based on current market terms (including interest rates and fees), considering the remaining terms of the agreements and the credit worthiness of the counterparties. At December 31, 2021 and 2020, the estimated fair value of these instruments approximated the related carrying amounts, which were not material.

Accrued interest payable
The carrying amounts of accrued interest approximate fair value and are classified in accordance with the related instrument.

We may elect to measure certain financial instruments at fair value at specified election dates. The fair value measurement option may be applied instrument by instrument, is generally irrevocable and is applied only to entire instruments and not to portions of instruments. Unrealized gains and losses on items for which the fair value measurement option was elected must be reported in earnings at each reporting date. For the periods presented in this report, we had no financial instruments measured at fair value under the fair value measurement option.

(22) Accumulated Other Comprehensive Income “AOCI”

Components of AOCI were as follows as of the dates shown below:

	December 31,
	2021	2020
Net unrealized holding gain on AFS securities	$57,101	$115,523
Related income tax (expense)	(15,783)	(31,931)
Available for sale securities AOCI, net of tax	41,318	83,592
Net unrealized holding loss on securities transferred to HTM	(170)	(348)
Related income tax benefit	46	96
Securities transferred to HTM AOCI, net of tax	(124)	(252)
Net unrealized holding (loss) gain on retirement plans	(249)	2,040
Related income tax benefit (expense)	69	(564)
Retirement plan AOCI, net of tax	(180)	1,476
Accumulated other comprehensive income	$41,014	$84,816

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
The following table presents the changes in each component of AOCI for 2021 and 2020, and 2019:

	Net unrealized holding gain (loss) on AFS securities	Net unrealized holding (loss) gain on securities transferred to held to maturity	Net unrealized holding gain (loss) on retirement plans	Total
Year ended December 31, 2021
Balance at beginning of the period	$83,592	$(252)	$1,476	$84,816
Other comprehensive (loss) before reclassification	(40,566)	—	—	(40,566)
Amounts reclassified from AOCI	(1,708)	128	(1,656)	(3,236)
Total other comprehensive (loss) income	(42,274)	128	(1,656)	(43,802)
Balance at end of period	$41,318	$(124)	$(180)	$41,014
Year ended December 31, 2020
Balance at beginning of the period	$38,056	$(538)	$2,698	$40,216
Other comprehensive income before reclassification	52,358	—	—	52,358
Amounts reclassified from AOCI	(6,822)	286	(1,222)	(7,758)
Total other comprehensive income (loss)	45,536	286	(1,222)	44,600
Balance at end of period	$83,592	$(252)	$1,476	$84,816
Year ended December 31, 2019
Balance at beginning of the period	$(75,077)	$(2,546)	$11,678	$(65,945)
Other comprehensive income before reclassification	116,684	—	—	116,684
Securities reclassified from HTM to AFS	(8,548)	—	—	(8,548)
Amounts reclassified from AOCI	4,997	2,008	(8,980)	(1,975)
Total other comprehensive income (loss)	113,133	2,008	(8,980)	106,161
Balance at end of period	$38,056	$(538)	$2,698	$40,216
Location in consolidated income statement where reclassification from AOCI is included	Net gain on sale of securities	Interest income on securities	Other non-interest expense

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
(23) Condensed Parent Company Financial Statements

Set forth below are the condensed balance sheets of the Company:

	December 31,
	2021	2020
Assets:
Cash	$85,852	$128,721
Investment in the Bank	5,204,362	4,881,841
Goodwill	27,910	27,910
Trade name	20,500	20,500
Other assets	50,242	31,875
Total assets	$5,388,866	$5,090,847
Liabilities:
Subordinated Notes - Company	492,545	491,910
Other liabilities	16,172	8,423
Total liabilities	508,717	500,333
Stockholders’ equity	4,880,149	4,590,514
Total liabilities & stockholders’ equity	$5,388,866	$5,090,847

The table below presents the condensed income statement of the Company:

	For the year ended December 31,
	2021	2020	2019
Interest income	$106	$166	$43
Dividends from the Bank	80,000	185,000	500,000
Interest expense	(20,314)	(15,223)	(5,986)
Non-interest expense	(34,088)	(24,973)	(21,566)
Income tax benefit	12,702	7,320	6,260
Income before equity in undistributed earnings of the Bank	38,406	152,290	478,751
Equity in undistributed earnings (excess distributed) of the Bank	366,331	73,479	(51,710)
Net income	404,737	225,769	427,041
Preferred stock dividends	7,830	7,883	7,933
Net income available to common stockholders	$396,907	$217,886	$419,108

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
The table below presents the condensed statements of cash flows of the Company:

	For the year ended December 31,
	2021	2020	2019
Cash flows from operating activities:
Net income	$404,737	$225,769	$427,041
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in (undistributed) excess distributed earnings of:
Equity in (undistributed) excess distributed earnings of the Bank	(366,331)	(73,479)	51,710
(Gain) on extinguishment of 3.50% Senior Notes	—	—	(46)
Other adjustments, net	14,108	13,339	6,171
Net cash provided by operating activities	52,514	165,629	484,876
Cash flows from investing activities:
Purchase of fintech investments	(8,487)	—	—
Investment in the Bank	—	(175,000)	(75,000)
Net cash used for investing activities	(8,487)	(175,000)	(75,000)
Cash flows from financing activities:
Proceeds from issuance of Subordinated Notes	—	221,577	270,941
Maturity and early redemption of 3.50% Senior Notes	—	(173,373)	(6,954)
Repayment of Subordinated Notes - 2029	—	(1,000)	—
Cash dividends paid on common stock	(54,227)	(54,495)	(58,110)
Cash dividend paid on preferred stock	(8,774)	(8,775)	(8,775)
Stock-based compensation transactions	3,430	610	2,909
Repurchase of treasury stock	(27,325)	(111,597)	(382,883)
Net cash (used for) financing activities	(86,896)	(127,053)	(182,872)
Net (decrease) increase in cash	(42,869)	(136,424)	227,004
Cash at beginning of the period	128,721	265,145	38,141
Cash at end of the period	$85,852	$128,721	$265,145
Supplemental cash flow information:
Equity issued in merger transaction
Purchase price of the net assets acquired contributed to the Bank

(24) Recently Issued Accounting Standards

ASU 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting.” ASU 2020-04 provides optional expedients and exceptions for accounting related to contracts, hedging relationships and other transactions affected by reference rate reform if certain criteria are met. ASU 2020-04 applies only to contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform and do not apply to contract modifications made and hedging relationships entered into or evaluated after December 31, 2022, except for hedging relationships existing as of December 31, 2022, that an entity has elected certain optional expedients for and that are retained through the end of the hedging relationship. ASU 2020-04 was effective upon issuance and generally can be applied through December 31, 2022. The adoption of ASU 2020-04 did not significantly impact our financial statements.

ASU 2021-01, “Reference Rate Reform (Topic 848): Scope.” ASU 2021-01 clarifies that certain optional expedients and exceptions in ASC 848 for contract modifications and hedge accounting apply to derivatives that are affected by the discounting transition. ASU 2021-01 also amends the expedients and exceptions in ASC 848 to capture the incremental consequences of the scope clarification and to tailor the existing guidance to derivative instruments affected by the discounting transition. ASU 2021-01 was effective upon issuance and generally can be applied through December 31, 2022. The adoption of ASU 2021-01 did not significantly impact our financial statements.

Table of Contents             STERLING BANCORP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Dollars in thousands, except share or per share data)
See Note 1. “Basis of Financial Statement Presentation and Summary of Significant Accounting Policies” for a discussion of the adoption of new accounting standards that affected the consolidated financial statements contained in this report.

(25) Subsequent Events

On January 31, 2022, we completed our previously announced merger with Webster pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 18, 2021, between Sterling and Webster. At the effective time of the Merger (the “Effective Time”), Sterling merged with and into Webster, with Webster as the surviving corporation in the Merger. Pursuant to the terms of the Merger Agreement, each share of common stock, par value $0.01 per share, of Sterling (“Sterling Common Stock”) issued and outstanding immediately prior to the Effective Time was converted into the right to receive 0.4630 of a share of common stock of Webster (the “Exchange Ratio” and such shares, the “Merger Consideration”), par value $0.01 per share (“Webster Common Stock”), with cash (without interest) paid in lieu of fractional shares.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding Sterling equity award granted under Sterling’s equity compensation plans, other than unvested Sterling restricted stock awards held by non-employee directors, was converted into a corresponding award with respect to Webster Common Stock, with the number of shares underlying such award (and, in the case of stock options, the applicable exercise price) adjusted based on the Exchange Ratio. Each such converted Webster equity award continues to be subject to the same terms and conditions as applied to the corresponding Sterling equity award immediately prior to the Effective Time, except that, in the case of Sterling performance awards, the number of shares underlying the converted Webster equity award was determined with any performance goals deemed satisfied at the higher of the target level of performance and actual performance through the latest practicable date prior to the Effective Time. At the Effective Time, each outstanding unvested restricted stock award held by a non-employee director of Sterling vested and was converted into the right to receive the Merger Consideration in respect of each share of Sterling Common Stock subject to such Sterling restricted stock award immediately prior to the Effective Time.

At the Effective Time, each share of Sterling’s 6.50% Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, with a liquidation preference of $1,000 per share (“Sterling Preferred Stock”), issued and outstanding immediately prior to the Effective Time was automatically converted into the right to receive one (1) share of Webster preferred stock designated as 6.50% Series G Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share (“Webster Series G Preferred Stock”). In addition, at the Effective Time, each outstanding Sterling depositary share representing a 1/40th interest in a share of Sterling Preferred Stock was converted into a Webster depositary share representing a 1/40th interest in a share of Webster Series G Preferred Stock.

Following the Merger, on February 1, 2022, Sterling National Bank, a national bank and a wholly-owned subsidiary of Sterling, merged with and into Webster Bank, National Association, a national bank and a wholly-owned subsidiary of Webster (the “Bank Merger”), with Webster Bank, National Association as the surviving entity in the Bank Merger.